                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                               SENSAR CORPORATION,
                         A NEVADA CORPORATION ("PARENT")


                                       AND


                        VITALSTREAM OPERATING CORPORATION
                      A DELAWARE CORPORATION ("MERGER SUB")


                                       AND


                                VITALSTREAM, INC.
                    A DELAWARE CORPORATION ("VITALSTREAM")


                                   DATED AS OF

                                FEBRUARY 13, 2002

                                TABLE OF CONTENTS

I.    THE MERGER......................................................................1

      1.1  CAPITALIZED TERMS..........................................................1
      1.2  THE MERGER.................................................................1
      1.3  CONSUMMATION OF THE MERGER.................................................1
      1.4. CONVERSION OF SHARES UPON THE MERGER.......................................2
      1.5  OPTIONS TO PURCHASE VITALSTREAM COMMON SHARES..............................4

1.6   DISSENTING SHARES...............................................................4

      1.7  WITHHOLDING TAX............................................................5
      1.8  EXCHANGE OF CERTIFICATES...................................................5
      1.9  CERTIFICATE OF INCORPORATION...............................................7
      1.10  BYLAWS....................................................................7
      1.11  DIRECTORS AND OFFICERS....................................................7
      1.12  EFFECT OF MERGER..........................................................7
      1.13  TAX CONSEQUENCES..........................................................7
      1.14  RESTRICTED SECURITIES.....................................................8
      1.15  ACCELERATION UPON ASSET SALE..............................................8
      1.16  STOCK SPLIT, REORGANIZATION, ETC..........................................9

II.   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.........................9

      2.1  CORPORATE ORGANIZATION....................................................10
      2.2  AUTHORITY RELATIVE TO THIS AGREEMENT; NO VIOLATION........................10
      2.3  NO CONFLICTS..............................................................10
      2.4  CONSENTS AND APPROVALS....................................................11
      2.5  CAPITALIZATION............................................................11
      2.6  BROKER'S FEES.............................................................11
      2.7  FINANCIAL STATEMENTS AND BOOKS AND RECORDS OF PARENT......................11
      2.8  LITIGATION................................................................12
      2.9  CONTRACTS; INSURANCE......................................................12
      2.10  TAXES AND TAX RETURNS....................................................13
      2.11  EMPLOYEE BENEFITS........................................................14
      2.12  SEC FILINGS..............................................................14
      2.13  ABSENCE OF DEFAULTS......................................................15
      2.14  ABSENCE OF CERTAIN CHANGES OR EVENTS.....................................15
      2.15  COMPLIANCE WITH LAW......................................................15
      2.16  DISCLOSURE...............................................................16

III.     REPRESENTATIONS AND WARRANTIES OF VITALSTREAM...............................16

      3.1  ORGANIZATION AND QUALIFICATION............................................16
      3.2  CAPITALIZATION/TOTAL OBLIGATIONS..........................................16
      3.3  AUTHORITY RELATIVE TO THIS AGREEMENT; NO VIOLATION........................17
      3.4  NO CONFLICTS..............................................................18
      3.5  FINANCIAL STATEMENTS AND BOOKS AND RECORDS OF VITALSTREAM.................18
      3.6  NO CONSENTS...............................................................19
      3.7  ABSENCE OF CERTAIN CHANGES OR EVENTS......................................19
      3.8  TAXES AND TAX RETURNS.....................................................20
      3.9  EMPLOYEES AND LABOR RELATIONS MATTERS.....................................21
      3.10  EMPLOYEE BENEFITS........................................................23
      3.11  BROKER'S FEES............................................................24
      3.12  LITIGATION...............................................................24
      3.13  AUTHORIZATIONS; COMPLIANCE WITH LAWS.....................................24


      3.14  ENVIRONMENTAL MATTERS....................................................25
      3.15  ABSENCE OF DEFAULTS......................................................25
      3.16  CONTRACTS; INSURANCE.....................................................26
      3.17  TITLE....................................................................26
      3.18  INTELLECTUAL PROPERTY RIGHTS.............................................27
      3.19  BOARD ACTION.............................................................27
      3.20  TRANSACTIONS WITH AFFILIATES.............................................27
      3.21  ACCOUNTS RECEIVABLE......................................................28
      3.22  CERTAIN PAYMENTS.........................................................28
      3.23  ADEQUACY OF ASSETS.......................................................28
      3.24  CUSTOMERS AND SUPPLIERS..................................................28
      3.25  FUNDED DEBT..............................................................28
      3.26  DISCLOSURE...............................................................29

IV.   CONDUCT OF BUSINESS PENDING THE MERGER; OTHER AGREEMENTS.......................29

      4.1  CONDUCT OF BUSINESS PENDING THE MERGER....................................29
      4.2  PREPARATION OF DISCLOSURE MATERIALS; SHAREHOLDER CONSENTS AND MEETINGS....30
      4.3  NO NEGOTIATIONS...........................................................31
      4.4  ILLEGAL CONDUCT...........................................................32

V.    ADDITIONAL AGREEMENTS..........................................................32

      5.1  ACCESS AND INFORMATION....................................................32
      5.2  REGULATORY APPROVALS......................................................33
      5.3  ADDITIONAL AGREEMENTS; FURTHER ASSURANCES.................................33
      5.4  PUBLICITY.................................................................34
      5.5  PAYMENT OF CERTAIN EXPENSES...............................................34
      5.6  SIGNING FEE/LOAN..........................................................34
      5.7  CONSULTING/WARRANT AGREEMENTS.............................................35
      5.8  VITALSTREAM 2001 AUDITED FINANCIAL STATEMENTS.............................35
      5.9  AGREEMENT AFFECTING CAPITAL STOCK OF VITALSTREAM..........................36

VI.   CONDITIONS.....................................................................36

      6.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER...............36
      6.2  CONDITIONS TO OBLIGATION OF VITALSTREAM TO EFFECT THE MERGER..............37
      6.3  CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB TO EFFECT THE MERGER...38

VII.     TERMINATION, AMENDMENT AND WAIVER...........................................40

      7.1  TERMINATION...............................................................40
      7.2  EFFECT OF TERMINATION.....................................................41
      7.3  AMENDMENT.................................................................41
      7.4  EXPENSES..................................................................41
      7.5  WAIVER....................................................................42
      7.6  BREAK-UP FEE..............................................................42
      7.7  CONFIDENTIALITY...........................................................42

VIII.    GENERAL PROVISIONS..........................................................43

      8.1  NOTICES...................................................................43
      8.2  VENUE.....................................................................44
      8.3  SPECIFIC PERFORMANCE AND OTHER REMEDIES...................................45
      8.4  INTERPRETATION............................................................45
      8.5  MISCELLANEOUS.............................................................45

8.6   ASSIGNMENT.....................................................................45

      8.7  LANGUAGE..................................................................45
      8.8  SEVERABILITY..............................................................45


                                       ii

      8.9  SURVIVAL OF REPRESENTATIONS AND WARRANTIES................................46

IX.   DEFINITIONS....................................................................46


                                    EXHIBITS


Exhibit A - Voting Agreement

Exhibit B - Certificate of Merger

Exhibit C - Form of Warrant for Joe Kowal

Exhibit D - Andrew Bebbington Consulting Agreement

Exhibit E - Steve Strasser Consulting Agreement

Exhibit F - Form of Option Agreement for Messrs. Bebbington, Strasser, Hale and Constantine

Exhibits G - Form of Warrant for Gary Madrid and Brookstreet Securities Inc.

Exhibit H - Consulting and Finders Agreement for Joe Kowal (including Registration Rights Agreement)

Exhibit I - Consulting and Finders Agreement for Brookstreet Securities Inc. (including Registration Rights Agreement)

Exhibit J - Promissory Note

Exhibit K - Loan and Security Agreement

                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (this "Agreement") dated February 13, 2002 (the "Agreement Date") by and among Sensar Corporation, a Nevada corporation ("Parent"), VitalStream Operating Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and VitalStream, Inc., a Delaware corporation ("VitalStream"; together with Merger Sub, the "Constituent Corporations").

                                   BACKGROUND

      The parties desire that VitalStream be acquired by Parent through the merger of Merger Sub with and into VitalStream (the "Merger") upon the terms and conditions herein contained and in accordance with the Delaware Law. The Board of Directors of VitalStream deems the Merger advisable and in the best interests of VitalStream and its shareholders and has adopted a resolution approving this Agreement and the transactions contemplated hereby and recommending to the shareholders of VitalStream that they approve this Agreement, the transactions contemplated hereby and the Merger at a special meeting of the shareholders of VitalStream. The Boards of Directors of Parent and Merger Sub have adopted resolutions approving this Agreement, and Parent, as the sole stockholder of Merger Sub, has approved this Agreement. Each of the Shareholders designated in
Part 3.2(b) of the VITALSTREAM DISCLOSURE SCHEDULE that is an officer or director of VitalStream has executed a Voting Agreement in the form attached hereto as Exhibit A.

      It is intended that the Merger qualify as a tax-free reorganization under
Section 368(a) of the Code.

                                     AGREEMENT

      NOW THEREFORE, for and in consideration of the premises and the mutual agreements, representations, warranties and covenants herein contained and for the purpose of prescribing the terms and conditions of the Merger, the mode of carrying the Merger into effect, the manner of converting the outstanding shares of capital stock of VitalStream, Parent and such other details and provisions as are deemed desirable in connection with the Merger, the parties, intending to be bound hereby, hereby agree as follows:

I.    THE MERGER

      1.1 CAPITALIZED TERMS. Capitalized terms used in this Agreement shall have the meanings defined in the text and set forth in Article IX hereof.

      1.2 THE MERGER. Merger Sub shall be merged with and into VitalStream, with VitalStream continuing as the surviving corporation (herein sometimes called the "Surviving Corporation"), at the Effective Time upon the terms and conditions hereof.

      1.3 CONSUMMATION OF THE MERGER. Subject to the provisions of Sections 6 and 7, the Closing shall take place on the first date after the date of the Meeting on which all conditions precedent to Closing have either been satisfied or waived by the party or parties benefiting from such conditions precedent at such time and place as shall be mutually agreed upon by the parties. The Constituent Corporations shall cause the Merger to become effective on the date of the Closing by executing, acknowledging and filing on that date, in accordance with Section 251 of the Delaware Law, the Certificate of Merger, substantially in the form of Exhibit B.

      1.4. CONVERSION OF SHARES UPON THE MERGER. At the Effective Time, the outstanding VitalStream Common Shares and Merger Sub Shares will be converted or canceled and retired or remain outstanding, in each case pursuant to the Merger and without any action on the part of the holder thereof, as follows:

            (a) MERGER SUB CONVERSION. Each Merger Sub Share issued and outstanding as of the Effective Time shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation. The certificate which formerly represented the outstanding Merger Sub Shares shall from and following the Effective Time, represent, and for all purposes be evidence of ownership of, the number of shares of the class of the Surviving Corporation set forth in the preceding sentence.

            (b) VITALSTREAM COMMON CONVERSION. All of the VitalStream Common Shares issued and outstanding as of the Effective Time and not owned by VitalStream shall, as a class, be entitled to be converted into the right to receive a number of Parent Common Shares, rounded down to the nearest parent Common Share following each calculation, equal to the sum of the products obtained by multiplying the Common Percentage by each of the Aggregate Initial Merger Consideration, the Aggregate Contingent Merger Consideration, the Aggregate Nex2 Shortfall Merger Consideration, the Aggregate Options Shortfall Merger Consideration and Aggregate Revenue Target Merger Consideration (such sum, the "Aggregate Common Merger Consideration"). The "Common Percentage" shall mean a fraction equal to quotient of (i) the number of VitalStream Common Shares issued and outstanding at the Effective Time and not owned by VitalStream, divided by (ii) the sum of (A) the number of VitalStream Common Shares issued an outstanding at the Effective Time and not owned by VitalStream, and (B) the number VitalStream Common Shares issuable upon exercise of all Options (whether or not vested) outstanding at the Effective Time. Each VitalStream Common Share issued and outstanding as of the Effective Time and not owned by VitalStream shall be converted into the right to receive a number of Parent Common Shares equal to the quotient of the Aggregate Common Merger Consideration divided by the number of VitalStream Common Shares issued and outstanding as of the Effective Time and not owned by VitalStream. As of the Effective Time, the holders of VitalStream Common Shares shall have no rights with respect to VitalStream by virtue of their ownership of such VitalStream Common Shares immediately prior to the Effective Time, except for the right to receive a number of Parent Common Shares determined in accordance with this subsection (b) and subsection (e), and each certificate which formerly represented VitalStream Common Shares shall, from and following the Effective Time, represent only the right to receive such number of Parent Common Shares.

            (c)   CERTAIN KEY DEFINITIONS.

                  (i) The term "Aggregate Merger Consideration" shall mean the sum of (A) the Aggregate Initial Merger Consideration, (B) the Aggregate Contingent Merger

Consideration, (C) the Aggregate Nex2 Shortfall Merger Consideration, (D) the Aggregate Options Shortfall Merger Consideration, and (E) the Aggregate Revenue Target Merger Consideration.

                  (ii) The term "Aggregate Initial Merger Consideration" shall mean 17,325,000 Parent Common Shares.

                  (iii) The term "Aggregate Contingent Merger Consideration" shall mean a number of Parent Common Shares (rounded down to the nearest Parent Common Share) equal to the product of (a) 3.33 multiplied by (b) the highest Net Revenue for any three-month period ended any of March 31, June 30, September 30 and December 31 between the Effective Date and September 30, 2003; provided however, such highest Net Revenue shall be deemed to be zero if it is less than $2,000,000; provided further, the Aggregate Contingent Merger Consideration shall not exceed 10,000,000 Parent Common Shares.

                  (iv) The term "Aggregate Nex2 Shortfall Merger Consideration" shall mean a number of Parent Common Shares (rounded down to the nearest Parent Common Share) equal to the product of (a) 3 multiplied by (b) the amount by which $500,000 exceeds the fair market value of the cash or other property received by Parent upon any disposition(s) of Parent's equity interest in Nex2, Inc. that occur on or before the one-year anniversary of the Effective Date. If there are no dispositions of Parent's equity interest in Nex2 that occur on or before the one year anniversary of the Effective Date, the Aggregate Nex2 Shortfall Merger Consideration will be 1,500,000 Parent Common Shares.

                  (v) The term "Aggregate Options Shortfall Merger Consideration" shall mean a number of Parent Common Shares (rounded down to the nearest Parent Common Share) equal to the product of (a) 3 multiplied by (b) the amount by which $430,000 exceeds the proceeds Parent receives from the exercise, on or before the one-year anniversary of the Effective Date, of the Outstanding Parent Options disclosed on Part 2.5(a) of the PARENT DISCLOSURE SCHEDULE. If there are no proceeds from the exercise, on or before the one-year anniversary of the Effective Date, of the Outstanding Parent Options disclosed on Part 2.5 of PARENT DISCLOSURE SCHEDULE, the Aggregate Options Shortfall Merger Consideration will be 1,290,000 Parent Common Shares.

                  (vi) If the highest Net Revenue for any three-month period ended any of June 30, 2002 September 30, 2002, December 31, 2002 and March 31, 2003 equals or exceeds $1,000,000, the term "Aggregate Revenue Target Merger Consideration" shall mean 2,000,000 Parent Common Shares. If the highest Net Revenue for all three-month periods ended any of June 30, 2002 September 30, 2002, December 31, 2002 and March 31, 2003 is less than $1,000,000, the term "Aggregate Revenue Target Merger Consideration" shall mean no Parent Common Shares.

            (d) In determining the number of Parent Common Shares a Shareholder is entitled to received pursuant to this Section 1.4, Parent shall calculate the total number of Parent Common Shares such Shareholder is entitled to receive with respect to all VitalStream Shares held by such Shareholder and then round down to the nearest Common Share. No fractional shares shall be issued to any shareholder.

      1.5 OPTIONS TO PURCHASE VITALSTREAM COMMON SHARES. With respect to Options issued under the VitalStream Option Plan, the parties agree that the Merger shall constitute a "Corporate Transaction," as such term is defined in the VitalStream Option Plan, and, to the extent consistent with the fiduciary duties of the directors of VitalStream, the board of directors of VitalStream shall interpret the term "Corporation Transaction" in the VitalStream Option Plan to include the Merger. Accordingly, on or before the Closing Date, VitalStream shall notify the holders of the Options granted under the VitalStream Option Plan of the proposed Merger, that the vesting of the Options granted under the VitalStream Option Plan accelerates as provided in the VitalStream Option Plan and that such Options will terminate at the Effective Time in accordance with the VitalStream Option Plan unless exchanged for a stock option subject to the Parent Option Plan (a "Replacement Option"). In connection with such notice, VitalStream shall, with the cooperation and assistance of Parent, offer the holder of each Option the opportunity to enter into an Option Exchange Agreement in a form mutually agreed upon by Parent and VitalStream (the "Option Exchange Agreement") pursuant to which the holder's Options shall be cancelled in exchange for the grant by Parent of a Replacement Option. Each Replacement Option shall have the same vesting terms, expiration date and exercise price (adjusted equitably to reflect the number of Parent Common Shares receivable with respect to each VitalStream Common Share in the Merger) as the Option that is cancelled under the Option Exchange Agreement and shall otherwise be subject to all terms and conditions of the Parent Option Plan and the standard form agreement for the Parent Option Plan. In connection with the drafting of the Option Exchange Agreement and efforts to cause holders of Options to become parties to Option Exchange Agreement, Parent and VitalStream shall take such steps as counsel for both parties reasonably deem necessary in order to ensure that the efforts to cause the holders of Options to become parties to the Option Exchange Agreement do not violate the Securities Act and the securities laws of the states in which the holders of the Options reside.

      1.6   DISSENTING SHARES

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares ("Dissenting Shares") of VitalStream's capital stock held by a holder ("Dissenting Shareholder") who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights, shall not be converted into any applicable Parent Common Shares, and the holder thereof shall only be entitled to such rights as are granted by the Delaware Law.

            (b) Notwithstanding the provisions of Section 1.6(a) above, if any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the applicable consideration to which such Dissenting Shareholder is then entitled under Section 1.4 of this Agreement and Delaware Law, without interest thereon and upon surrender of the certificate representing such shares. VitalStream shall give Parent (i) immediate written notice if any person demands appraisal or seeks dissenters rights, (ii) prompt notice of any written demands on VitalStream to purchase any shares of capital stock of VitalStream, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by VitalStream in connection with any Dissenting Shareholder or otherwise and (iii) the opportunity to participate in all negotiations and proceedings with respect to such demands under Delaware Law. VitalStream shall not, except with the prior written consent of Parent, voluntarily make any payments with respect to such demands or settle or make any offer to settle any such demands.

      1.7 WITHHOLDING TAX. The right of any stockholder to receive the Merger Consideration will be subject to and reduced by the amount of any required tax withholding obligation.

      1.8   EXCHANGE OF CERTIFICATES.

            (a) INITIAL EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, Parent will mail to each Shareholder, (i) a notice advising the holders that the Merger has become effective and a letter of transmittal in customary and appropriate form (which will specify that delivery will be effected, and risk of loss and title of a certificate or certificates that immediately before the Effective Time represented VitalStream Shares (a "Certificate") will pass, only upon proper delivery of the Certificates to Parent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the number of Parent Common Shares such Shareholder is entitled to receive pursuant to Section 1.4. Upon surrender of a Certificate for cancellation to Parent or to such agent or agents as may be appointed by Parent, together with such letter of transmittal, properly completed and duly executed, and such other customary documents as may reasonably be required by Parent, the holder of such Certificate will be entitled to receive in exchange therefor a number of Parent Common Shares equal to the number of Parent Common Shares into which the VitalStream Shares theretofore represented by such Certificate have been converted pursuant to Section 1.4 (to the extent that such number of Parent Common Shares has accrued and is determinable), and the Certificate so surrendered will be canceled. In the event of a transfer of ownership of VitalStream Shares that is not registered in the transfer records of VitalStream, delivery of the number of Parent Common Shares to which such transferred VitalStream Shares are entitled may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate is properly endorsed or otherwise is in proper form for transfer, if the transfer is in compliance with applicable state and federal securities Laws and the Person requesting such delivery pays any transfer or other taxes required by reason of the delivery to a Person other than the registered holder of such Certificate or establishes to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 1.8, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a number of Parent Common Shares into which the Shares theretofore represented by such Certificate will have been converted pursuant to Section 1.4 (to the extent that such number of Parent Common Shares has accrued and is determinable). No interest will be paid or will accrue on Parent Common Shares deliverable upon the surrender of any Certificate.

            (b) SUBSEQUENT EXCHANGE PROCEDURE. The parties hereto acknowledge and agree that the amount of the Aggregate Contingent Merger Consideration, the Aggregate Nex2

Shortfall Merger Consideration, the Aggregate Options Shortfall Merger Consideration and the Aggregate Revenue Target Merger Consideration shall not be determinable until some time after the Effective Time. As soon as reasonably practicable after Parent is able to accurately determine any of the Aggregate Contingent Merger Consideration, the Aggregate Nex2 Shortfall Merger Consideration, the Aggregate Options Shortfall Merger Consideration or the Aggregate Revenue Target Merger Consideration, Parent shall issue to each Shareholder, and mail to such Shareholder a certificate representing, the number of Parent Common Shares to which such Shareholder is entitled under Section 1.4 with respect to the Aggregate Contingent Merger Consideration, the Aggregate Nex2 Shortfall Merger Consideration, the Aggregate Option Shortfall Merger Consideration, and the Aggregate Revenue Target Merger Consideration as applicable; provided, however, Parent shall be obligated to issue such Parent Common Shares and mail such certificates to a Shareholder only if such Shareholder has surrendered such Shareholder's Certificate(s) for cancellation to Parent or to such agent or agents as may be appointed by Parent, together with such letter of transmittal, properly completed and duly executed, and such other customary documents as may reasonably be required by Parent. In the event of a transfer of ownership of VitalStream Shares that is not registered in the transfer records of VitalStream, delivery of the number of Parent Common Shares to which such transferred VitalStream Shares are entitled may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate is properly endorsed or otherwise is in proper form for transfer, if the transfer is in compliance with applicable state and federal securities Laws and the Person requesting such delivery pays any transfer or other taxes required by reason of the delivery to a Person other than the registered holder of such Certificate or establishes to the satisfaction of Parent that such tax has been paid or is not applicable.

            (c) NO FURTHER OWNERSHIP RIGHTS IN VITALSTREAM COMMON STOCK. All Parent Common Shares delivered upon the surrender of Certificates in accordance with the terms of Sections 1.4 and 1.8 will be deemed to have been paid in full satisfaction of all rights pertaining to the VitalStream Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of VitalStream will be closed, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the VitalStream Shares that were outstanding immediately before the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for any reason, they will be canceled and exchanged as provided in Section 1.8.

            (d) NO LIABILITY. Neither Parent nor Merger Sub will be liable to any Person in respect of any property delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law.

            (e) LOST, STOLEN, OR DESTROYED CERTIFICATES. In the event that any Certificate will have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed, Parent will issue in exchange for such lost, stolen, or destroyed Certificate number of Parent Common Shares deliverable in respect thereof as determined in accordance with this Agreement; provided, however, that Parent may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Certificate to give Parent a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent with respect to the certificate alleged to have been lost, stolen, or destroyed.

      1.9 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of VitalStream, as in effect as of the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until otherwise amended as provided by law or by such Certificate of Incorporation.

      1.10 BYLAWS. The By-laws of VitalStream, as in effect at the Effective Time, shall be the Bylaws of the Surviving Corporation from and after the Effective Time until otherwise amended as provided by law or by such By-laws.

      1.11 DIRECTORS AND OFFICERS. The directors of VitalStream at the Effective Time shall be the directors of the Surviving Corporation and shall hold office from and after the Effective Time until their respective successors are duly elected or appointed and qualified. The officers of VitalStream at the Effective Time shall be the officers of the Surviving Corporation and shall hold such office from and after the Effective Time until their respective successors are duly elected or appointed and qualified.

      1.12 EFFECT OF MERGER. Following the Merger, the Surviving Corporation will continue its corporate existence under Delaware Law, and the separate corporate existence of Merger Sub shall cease. The Merger shall have the further effects set forth under Delaware Law.

      1.13 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

      1.14 RESTRICTED SECURITIES. The parties acknowledge and agree that the offers and issuance of Parent Common Shares under this Agreement has not been, and will not be, registered under the Securities Act or any state securities laws and that such offer and issuance are being made in reliance upon exemptions from the registration requirements of the Securities Act and state securities laws. Accordingly, all Parent Common Shares issued in connection with the Merger will be "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act, and all certificates representing Parent Common Shares will bear appropriate legends evidencing the restrictions on transfer imposed by the Securities Act and other securities law.

      1.15 ACCELERATION UPON ASSET SALE. If Parent consummates a Sale Transaction after the Closing of the Merger, but prior to the date on which any of the Aggregate Contingent Merger Consideration, the Aggregate Nex2 Shortfall Merger Consideration, the Aggregate Options Shortfall Merger Consideration and Aggregate Revenue Target Merger Consideration have been determined or are determinable, and if the holders of the Parent Common Shares outstanding on the effective date of such Sale Transaction (including the Parent Common Shares issuable under this Section 1.15) will receive in such Sale Transaction consideration with a then determinable market value of $30,000,000 or more, the following shall apply and be effective as of the moment immediately prior to the effective time of such Sale Transaction:

            (a) to the extent not determined or determinable immediately prior to the effective time of such Sale Transaction, the Aggregate Contingent Merger Consideration shall mean a number of Parent Common Shares (rounded down to the nearest Parent Common Share) equal to the product of (a) 3.33 multiplied by (b) the highest Net Revenue for any three-month period ended any of March 31, June 30, September 30 and December 31 between the Effective Date and the date of consummation of such Sale Transaction; provided, however, the Aggregate Contingent Merger Consideration shall not exceed 10,000,000 Parent Common Shares.

            (b) to the extent not determined or determinable immediately prior to the effective time of such Sale Transaction, the Aggregate Nex2 Shortfall Merger Consideration shall be a number of Parent Common Shares (rounded down to the nearest Parent Common Share) equal to the product of
      (a) 3 multiplied by (b) the amount by which $500,000 exceeds the fair market value of the cash or other property received by Parent upon any disposition(s) of Parent's equity interest in Nex2, Inc. that have occurred prior to the consummation of such Sale Transaction.

            (c) to the extent not determined or determinable prior to the effective time of such Sale Transaction, the Aggregate Options Shortfall Merger Consideration shall be a number of Parent Common Shares (rounded down to the nearest Parent Common Share) equal to the product of (a) 3 multiplied by (b) the amount by which $430,000 exceeds the proceeds Parent has received from the exercise, prior to the consummation of the Sale Transaction, of the Outstanding Parent Options disclosed on Part 2.5(a) of the PARENT DISCLOSURE SCHEDULE.

            (d) to the extent not determined or determinable prior to the effective time of such Sale Transaction, the Aggregate Revenue Target Merger Consideration shall mean 2,000,000 Parent Common Shares.

If any of the Aggregate Contingent Merger Consideration, the Aggregate Nex2 Shortfall Merger Consideration, the Aggregate Options Shortfall Merger Consideration and Aggregate Revenue Target Merger Consideration have been determined or are determinable at any time prior to the effective time of any Sale Transaction, Section 1.4, not Section 1.15, shall apply. The provisions of this Section 1.15 shall not prohibit the board of directors of Parent from making any equitable adjustments or other agreements consistent with their fiduciary duties with respect to any of the Aggregate Contingent Merger Consideration, the Aggregate Nex2 Shortfall Merger Consideration, the Aggregate Options Shortfall Merger Consideration or the Aggregate Revenue Target Merger Consideration in connection with a Sale Transaction in which the consideration received by holders of the Parent Common Shares outstanding at the effective time has a determinable market value of less than $30,000,000.

      1.16 STOCK SPLIT, REORGANIZATION, ETC. If the record date for any stock split, reorganization, recapitalization or similar transaction in which the outstanding Parent Common Shares are divided into a greater number of shares occurs at any time between the Agreement Date and the date that Parent Common Shares constituting all components of the Aggregate

Merger Consideration have been issued, the number of Parent Common Shares constituting each component of the Aggregate Merger Consideration that has not been issued shall be proportionately increased. Conversely, if the record date for any reverse stock split, reorganization, recapitalization or similar transaction in which the outstanding Parent Common Shares are consolidated into a lesser number of shares occurs at any time between the Agreement Date and the date that Parent Common Shares constituting all components of the Aggregate Merger Consideration are issued, the number of Parent Common Shares constituting each component of the Aggregate Merger Consideration that has not been issued shall be proportionately reduced. The increases and reductions provided for in this Section 1.16 shall be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of Parent constituting the Aggregate Merger Consideration shall be affected by any event described in this Section 1.16.


II.   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby, jointly and severally, represent and warrant to VitalStream that except as set forth on the specific respective part or sub-part of the PARENT DISCLOSURE SCHEDULE which corresponds to the specific section or sub-section of this Article II or as may be cross-referenced from one item of a particular part of such PARENT DISCLOSURE SCHEDULE to a specific item of another part of such PARENT DISCLOSURE SCHEDULE along with an explanation of the relevance of such cross-reference the following is true and correct on the Agreement Date:

      2.1 CORPORATE ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to carry on its business as now conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted. Parent directly owns and has power to vote all of the outstanding capital stock of Merger Sub. Merger Sub was formed for the purpose of effecting the Merger and has not conducted, and will not conduct, any business prior to the Effective Time other than that which is necessary to effectuate the Merger. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction wherein the character of its properties owned or leased or the nature of its activities makes such qualification necessary. Complete and accurate copies of the Parent Organizational Documents, as in effect on the Agreement Date, including all amendments thereto, have been previously delivered by Parent to VitalStream. Except as set forth in Part 2.1 of the PARENT DISCLOSURE SCHEDULE, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, corporate, joint venture or other business association or entity.


      2.2 AUTHORITY RELATIVE TO THIS AGREEMENT; NO VIOLATION. Each of Parent and Merger Sub has the corporate power to enter into this Agreement, to carry out its obligations hereunder, to perform and comply with all the terms and conditions hereof to be performed and complied with by it, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance and compliance with all the terms and conditions hereof to be performed and complied with, and the consummation of the transactions contemplated hereby, by Parent and Merger Sub have been duly authorized by all requisite corporate action on the part of each of Parent and Merger Sub. No approval on the part of the shareholders of Parent is necessary in connection with the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and is the legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and
(ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

      2.3 NO CONFLICTS. Except as set forth in Part 2.3 of the PARENT DISCLOSURE SCHEDULE, neither the execution and delivery of this Agreement by Parent and Merger Sub, the performance and compliance by Parent and Merger Sub of and with the terms and conditions hereof to be performed and complied with by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby, will (i) violate, conflict with or result in a breach of any provision of the Organizational Documents of Parent or Merger Sub , which violation, conflict or breach is Material to Parent or Merger Sub or could prevent Parent or Merger Sub from consummating the transactions contemplated hereby, or (ii) (A) violate, conflict with or result in a breach of any Law applicable to Parent or Merger Sub or any of the respective properties or assets of Parent or Merger Sub, or (B) violate, conflict with, result in a breach of, result in the impairment of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, result in the creation or imposition of any lien upon any of the respective properties or assets of Parent or Merger Sub, or require any consent, approval, waiver, exemption, amendment, authorization, notice or filing under, any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which any of their respective properties or assets may be bound or affected, which agreement or other instrument or obligation is Material to Parent or Merger Sub, as the case may be, or any two or more such agreements, instruments or obligations which, taken together, are Material to Parent or Merger Sub, as the case may be.

      2.4 CONSENTS AND APPROVALS. Except as set forth in Part 2.3 of the PARENT DISCLOSURE SCHEDULE, there are no consents, approvals or authorizations of or designations, declarations or filings with any Governmental Entities or any other person on the part of Parent or Merger Sub required under Law or any Parent Material Contract for the validity of the execution and delivery by each of Parent and Merger Sub of this Agreement or the performance and compliance by either of them of and with the terms and conditions of this Agreement or the consummation of the transactions contemplated hereby, except for the making of any necessary filings under applicable federal or state securities Laws and the filing and recordation of the Certificate of Merger as required by the Delaware Law.

      2.5 CAPITALIZATION. (a) There are 290,000,000 authorized Parent Common Shares, of which 6,562,546 are issued and outstanding as of the Agreement Date, and 10,000,000 duly authorized shares of preferred stock, $.001 par value, none of which are outstanding as of the Agreement Date. All of the issued and outstanding Parent Common Shares have been duly authorized, are validly issued, fully paid, and nonassessable. There is no outstanding option, call, warrant, stock appreciation right or other right, or convertible debt or security, or any share reserved for issuance or any arrangement, subscription agreement, plan, or commitment, relating to the issued (including treasury stock) or unissued capital stock or other securities of Parent granted or made by Parent or to which Parent is a party, except as set forth in Section 2.5 of PARENT DISCLOSURE SCHEDULE.

      2.6 BROKER'S FEES. Except for Joe Kowal, whose fees are as set forth in the Consulting and Finders Agreement set forth as Exhibit H to this Agreement, neither Parent nor Merger Sub nor any of their respective officers or directors or Affiliates has employed any broker, finder or investment banker or incurred any liability for any broker's fees, investment banker's or finder's fees in connection with any of the transactions contemplated by this Agreement for which Parent, VitalStream or any of their respective Subsidiaries or any of their respective officers, directors or shareholders shall be liable.

      2.7   FINANCIAL STATEMENTS AND BOOKS AND RECORDS OF PARENT.

      (a) Parent has delivered to VitalStream the audited consolidated balance sheets of Parent and the related consolidated statements of operations, shareholders' equity and cash flows as of and for the fiscal years ended December 31, 2001 and December 31, 2000 (the "2001 Audited Parent Financial Statements"). The 2001 Audited Parent Financial Statements have been prepared in conformity with GAAP applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein), and the statements of operations present fairly in all Material respects the results of operations of Parent for the respective periods covered and the balance sheets present fairly in all Material respects the consolidated financial position of Parent of their respective dates. The 2001 Audited Parent Financial Statements set forth as of their respective dates complete and accurate accrued liabilities for all bonuses to all Parent employees. As of December 31, 2001, there were no contingent liabilities of Parent which, in accordance with GAAP applied on a consistent basis, should have been shown or reflected in the balance sheet included in the 2001 Audited Parent Financial Statements or the notes thereto, but which are not so shown or reflected.

      (b) The books of account, minute books, stock record books, and other records of Parent and Merger Sub are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of Parent contain accurate and complete records of all meetings held of, and corporate action taken by, the Boards of Directors, and committees of the Board of Directors of Parent and Merger Sub, and no meeting of any such shareholders, Board of Directors, or committee has been held which minutes have not been prepared and are not contained in such minute books.

      (c) The cash and cash equivalents of Parent as of the end of business on January 31, 2002 are $1,969,495.44.

      2.8 LITIGATION. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental agency or authority or arbitration tribunal by which Parent is bound, or to which any of its assets, properties, securities or businesses is subject. There are no actions, suits, claims, legal, administrative or arbitration proceedings or investigations, pending or, to the Knowledge of Parent, threatened against Parent or any of its assets or properties.

      2.9   CONTRACTS; INSURANCE

            (a) Part 2.9(a) of the PARENT DISCLOSURE SCHEDULE lists all Parent Material Contracts as of the Agreement Date. Except as set forth in Part 2.9(a) of the PARENT DISCLOSURE SCHEDULE, true copies of all such Parent Material Contracts, including all amendments and supplements thereto, have been delivered to VitalStream. Parent has performed all of its obligations under each of the Parent Material Contracts to the extent such obligations have accrued, and no breach or default thereunder by Parent or, to the Knowledge of Parent, any other party thereto has occurred, except where such breach or default will not have a Material Adverse Effect.

            (b) Part 2.9(b) of the PARENT DISCLOSURE SCHEDULE lists the insurance policies now in effect with respect to the owned and leased real properties, businesses, employees and directors of Parent and with respect to any Benefit Plan or a fiduciary thereof and the amounts and types of casualties and contingencies insured against thereunder.

      2.10  TAXES AND TAX RETURNS.

            (a) RETURNS. Parent has filed on a timely basis all federal, state, foreign, and other returns, reports, forms, declarations, and information returns required to be filed by it with respect to Taxes that relate to the business, results of operations, financial condition, properties, or assets of Parent and any of its present or former Subsidiaries (collectively, the "Parent Returns") and has paid on a timely basis all Taxes shown to be due on the Parent Returns or otherwise due at anytime prior to the Agreement Date. Parent is not part of an affiliated group of corporations that files or has the privilege of filing consolidated tax returns pursuant to Section 1501 of the Code or any similar provisions of state, local, or foreign law, and Parent is not a party to any tax-sharing or tax-allocation agreement. No extensions of time have been requested for Parent Returns that have not been filed. Parent has not received any notice of audit and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes for any period. All Parent Returns filed are complete and accurate in all Material respects. Parent has provided VitalStream with complete and accurate copies of the Parent Returns for the fiscal year ended June 30, 2000 and complete and accurate copies of the summary portion Parent Returns for the six-months ended December 31, 2000.

            (b) TAXES PAID OR RESERVED. The reserves for taxes reflected in the 2001 Audited Parent Financial Statements are adequate for payment of unpaid Taxes in respect of periods ending on or before December 31, 2001. All reserves for Taxes reflected in the 2001 Audited Parent Financial Statements have been determined in accordance with generally accepted accounting principles consistently applied throughout the periods involved and with prior periods. All Taxes that Parent or any present or former Subsidiary thereof has been required to collect or withhold have been collected or withheld and, to the extent required, have been paid to the proper taxing authority except where the failure to do so would not have a

Material Adverse Effect. Neither Parent nor any of its Subsidiaries have elected to be treated as a consenting corporation pursuant to Part 341(f) of the Code.

            (c) EMPLOYEE WITHHOLDINGS. All monies required to be withheld by Parent or any of its Subsidiaries from employees, creditors, stockholders or other third parties for Taxes have been withheld or collected and paid, when due, to the appropriate governmental authority, or if such payment is not yet due, an adequate reserve has been established and each of Parent and its Subsidiaries has otherwise complied in all Material respects with applicable laws, rules, and regulations relating to Tax withholding and remittance.

            (d) PARACHUTE PAYMENTS. Neither Parent nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it, VitalStream or Merger Sub, to make any payment that would constitute a "parachute payment" under Section 280G of the Code.

            2.11 EMPLOYEE BENEFITS. Part 2.11 of the PARENT DISCLOSURE SCHEDULE lists each Parent Benefit Plan. Except as provided in Part 2.9(a) of the PARENT DISCLOSURE SCHEDULE, complete and accurate copies of each Parent Benefit Plan have been provided to VitalStream. The Parent ERISA Plans are listed separately on Part 2.11 of the PARENT DISCLOSURE SCHEDULE. The Parent ERISA Plans and all other Parent Benefit Plans comply in all Material respects with the applicable requirements of ERISA and any other applicable laws and regulations. Except as set forth in Part 2.11 of the PARENT DISCLOSURE SCHEDULE, with respect to Parent ERISA Plans intended to qualify under Section 401(a) of the Code, Parent has received from the Internal Revenue Service a favorable determination for each of the Parent ERISA Plans and their related trusts that each of the Parent ERISA Plans is qualified and the related trust is tax-exempt under Section 501(a) of the Code. There has been no event subsequent to that determination that has adversely affected the tax qualified status of the Parent ERISA Plans or the exemption of the related trusts other than changes in the Code that are not effective as of the Effective Date. No "accumulated funding deficiency" as defined in Part 302(a)(2) of ERISA or Section 412(a) of the Code exists, or has existed, with respect to any of the Parent ERISA Plans. The present value of all accrued benefits under each of the funded Parent ERISA Plans does not exceed the value of such Parent ERISA Plan's assets, less all liabilities other than those attributable to accrued benefits. None of Parent, its Subsidiaries nor a controlled group of corporations of which Parent and/or its Subsidiaries is a member have any "potential withdrawal liability," as defined in Section 4201 of ERISA. None of the Parent ERISA Plans, its related trusts or any trustee, investment manager or administrator thereof has engaged in a nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code. To the Knowledge of Parent, there are not and have not been any excess deferrals or excess contributions under any ERISA Plan that have not been corrected. Each Parent ERISA Plan is and has been operated and administered in all Material respects in conformance with the requirements of all applicable laws and regulations, whether or not the Parent ERISA Plan documents have been amended to reflect such requirements. Except as set forth in
Part 2.11 of the PARENT DISCLOSURE SCHEDULE, neither Parent nor any Subsidiary has any obligation of any kind (whether under the terms of the Parent ERISA Plans, Parent Benefit Plans or under any understanding with employees) to make payments under, or to pay contributions to, any plan, agreement, or other arrangement for deferred compensation of employees, whether or not tax qualified, including, without limitation, a single employer tax qualified plan, a tax qualified plan of a controlled group of corporations, a multi-employer pension plan, a nonqualified deferred compensation plan, an individual employment or compensation agreement, or a commitment to provide medical benefits to retirees.

      2.12 SEC FILINGS. Parent has provided to VitalStream copies of all of its filings made with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, for the 2000 and 2001 calendar years. No statement set forth in such filings contains any untrue statement of Material fact or omits to state a Material fact required to be stated therein necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

      2.13 ABSENCE OF DEFAULTS. Parent is not in default under or in violation of any provision of its Organizational Documents, any Material Contract or any other contract listed in Part 2.9 of the PARENT DISCLOSURE SCHEDULE except where such default or violation will not have a Material Adverse Effect. To the Knowledge of Parent, no event has occurred which, with notice, lapse of time and/or action by a third party, would constitute or result in such a default or violation.

      2.14 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2001, Parent has not actively conducted business other than the management of the investments described in Part 2.1 of the PARENT DISCLOSURE SCHEDULE, and there has been no Material Adverse Effect, except as disclosed in Part 2.14 of the PARENT DISCLOSURE SCHEDULE. Except as set forth in Part 2.14 of the PARENT DISCLOSURE SCHEDULE, there has not been, since December 31, 2001, any (i) transaction entered into by Parent which is Material; (ii) sale or subjection to any Lien of any of the assets or properties of Parent; (iii) Material deviation from historical accounting and other practices in connection with the maintenance of Parent's books and records; (iv) physical damage, casualty, destruction or loss to property or assets of Parent, whether or not covered by insurance, which has had or can reasonably be expected to have a Material Adverse Effect; (v) declaration, setting aside or payment of any dividend or other distribution on or with respect to the shares of capital stock of Parent, or any direct or indirect redemption, purchase or other acquisition of any of such shares or any split, combination or reclassification of shares of capital stock declared or made by Parent; (vi) increase in, prepayment or delay of, or any other Material change in, any payroll or payroll tax payment practices with respect to the compensation (including benefits) payable or to become payable by Parent to any of its directors, officers, employees or agents, or the making of any bonus payment or similar arrangement to or with any of them; (vii) cancellation of indebtedness due to Parent from others; (viii) Material obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred, or any Material transaction, contract or commitment entered into, by Parent; (ix) transfer of a Material portion of the assets of Parent; (x) commitments for any capital expenditures of Parent in excess of $25,000; (xi) change in accounting policies by Parent; (xii) issuance, or authorization of the issuance of or sale of any additional shares of, or issuance, reissuance or grant any option, warrant, call, commitment, subscription, stock appreciation right, right to purchase or agreement of any character to acquire any shares of, its capital stock; (xiii) acquisition (by merger, consolidation, or acquisition of stock or assets) any corporation, corporate or other business organization or division or substantial part thereof; (xiv) any commitment or agreement to do any of the foregoing.

      2.15 COMPLIANCE WITH LAW. Except as set forth in Part 2.15 of the Parent Disclosure Schedule, Parent is and has been in compliance with all applicable Laws to which its business and its employment of labor or its use or occupancy of properties or any part thereof are subject except where the failure to be in such compliance will not have a Material Adverse Effect. Parent is not in violation of or default under any Law of any Governmental Entity, except for any such violation or default that will not have a Material Adverse Effect. To Parent's Knowledge, as of the date of this Agreement, no investigation or reviews by any Governmental Entity with respect to Parent or any of its present or past Subsidiaries is pending nor has any Governmental Entity notified Parent of an intention to conduct the same nor do any facts exist which may give rise to such an investigation or review.

      2.16 DISCLOSURE. No representation or warranty of Parent in this Agreement, and no statement set forth in the PARENT DISCLOSURE SCHEDULE, contains any untrue statement of Material fact or omits to state a Material fact required to be stated herein or therein necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

III.  REPRESENTATIONS AND WARRANTIES OF VITALSTREAM

VitalStream hereby represents and warrants to Parent and Merger Sub that, except as set forth on the specific respective part or sub-part of the VITALSTREAM DISCLOSURE SCHEDULE which corresponds to the specific section or sub-section of this Article III or as may be cross-referenced from one item of a particular part of such VITALSTREAM DISCLOSURE SCHEDULE to a specific item of another part of such VITALSTREAM DISCLOSURE SCHEDULE along with an explanation of the relevance of such cross-reference, the following is true and correct on the Agreement Date:

      3.1 ORGANIZATION AND QUALIFICATION. VitalStream is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now being conducted. VitalStream is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction wherein the character of its properties owned or leased or the nature of its activities makes such qualification necessary. Complete and accurate copies of the VitalStream Organizational Documents, as in effect on the Agreement Date, including all amendments thereto, have been previously delivered by VitalStream to Parent. Except as set forth in Part 3.1 of the VITALSTREAM DISCLOSURE SCHEDULE, VitalStream does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, corporate, joint venture or other business association or entity.

      3.2   CAPITALIZATION/TOTAL OBLIGATIONS.

            (a) There are 40,000,000 authorized VitalStream Common Shares and 15,000,000 authorized shares of Preferred Stock of which 5,333,340 shares are designated the VitalStream Series A Shares, 914,634 shares are designated the VitalStream Series B Shares and 5,500,000 shares are designated the VitalStream Series C Shares. All of the issued and outstanding VitalStream Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by such persons in such amounts as set forth on Part 3.2(a)(i) of the VITALSTREAM DISCLOSURE SCHEDULE. There is no outstanding option, call, warrant, stock appreciation right or other right, or convertible debt or security, or any share reserved for issuance or any arrangement, subscription agreement, plan, or commitment, relating to the issued (including treasury stock) or unissued capital stock or other securities of VitalStream granted or made by VitalStream or to which VitalStream is a party, except as set forth in Part 3.2(a)(ii) of the VITALSTREAM DISCLOSURE SCHEDULE. Copies of each Agreement evidencing an Option have been previously delivered by VitalStream to Parent. Part 3.2(a)(ii) of the VITALSTREAM DISCLOSURE SCHEDULE also sets forth the number of Options held by each Option Holder and their exercise prices and expiration dates. There are as of the Agreement Date 11,557,259 VitalStream Common Shares issued and outstanding, 5,333,340 VitalStream Series A Shares issued and outstanding, 225,461 VitalStream Series B Shares issued and outstanding and 1,730,000 VitalStream Series C Shares issued and outstanding. Except as set forth in Part 3.2(a)(iii) of the VitalStream DISCLOSURE STATEMENT, there is no agreement, arrangement, commitment or plan restricting voting, dividend and transfer rights with respect to any shares of capital stock or other securities of any Subsidiary to which VitalStream or any Subsidiary is a party.

            (b) Part 3.2(b) of the VITALSTREAM DISCLOSURE SCHEDULE identifies all officers, directors and holders of more than 5% of the outstanding shares of any class or series of VitalStream Shares. All of the officers and directors of VitalStream who are listed on Part 3.2(b) of the VITALSTREAM DISCLOSURE SCHEDULE have executed Voting Agreements, which Voting Agreements do not violate the Organizational Documents of VitalStream, Delaware Law and any other agreements to which VitalStream or such persons are a party and, in each instance, are enforceable against the Shareholder that is a party thereto.

            (c) If all of the issued and outstanding VitalStream Series A Shares, VitalStream Series B Shares and VitalStream Series C Shares were converted into VitalStream Common Shares on the Agreement Date, (i) the 5,333,340 outstanding VitalStream Series A Shares would convert into 5,333,340 VitalStream Common Shares, (ii) the 225,461 outstanding VitalStream Series B Shares would convert into 2,328,439 VitalStream Common Shares and (iii) the 1,730,000 outstanding VitalStream Series C Shares would convert into 1,730,000 VitalStream Common Shares. Assuming conversion of all of the issued and outstanding VitalStream Series A Shares, VitalStream Series B Shares and VitalStream Series C Shares into VitalStream Common Shares on the Agreement Date, there would be 20,949,038 VitalStream Common Shares issued and outstanding.

      3.3 AUTHORITY RELATIVE TO THIS AGREEMENT; NO VIOLATION. VitalStream has the corporate power to enter into this Agreement, to carry out its obligations hereunder, to perform and comply with all the terms and conditions hereof to be performed and complied with by it, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by VitalStream, the performance and compliance with all the terms and conditions hereof to be performed and complied with by VitalStream, and the consummation by VitalStream of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of VitalStream, subject to approval by the VitalStream shareholders as provided in Section 4.2 hereof. This Agreement has been duly and validly executed and delivered by VitalStream and is a legal, valid and binding obligation of VitalStream enforceable against VitalStream in accordance with its terms. Any reference in this Article III to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to
(i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

      3.4 NO CONFLICTS. Neither the execution and delivery of this Agreement by VitalStream, the performance and compliance by VitalStream of and with the terms and conditions hereof to be performed and complied with by it, nor the consummation by VitalStream of the transactions contemplated hereby will (i) violate, conflict with or result in a breach of, any provision of the Organizational Documents of VitalStream or the Organizational Documents of any Subsidiary, which violation, conflict or breach is Material to VitalStream or any Subsidiary or could prevent VitalStream from consummating the transactions contemplated hereby, or (ii) assuming the approvals referred to in Part 3.6 of the VITALSTREAM DISCLOSURE SCHEDULE are obtained (A) violate, conflict with or result in a breach of any Law applicable to VitalStream or any Subsidiary or any of the respective properties or assets of VitalStream or any Subsidiary, or (B) violate, conflict with, result in a breach of, result in the impairment of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, result in the creation or imposition of any Lien upon any of the respective properties or assets of VitalStream or any Subsidiary under, or require any consent, approval, waiver, exemption, amendment, authorization, notice or filing under, any of the terms, conditions or provisions of, any agreement or other instrument or obligation to which VitalStream or any Subsidiary is a party or by which any of their respective properties or assets may be bound or affected, which agreement or other instrument is Material to VitalStream or any Subsidiary, as the case may be, or any two or more such agreements, instruments or obligations which, taken together, are Material to VitalStream or any Subsidiary, as the case may be..

      3.5   FINANCIAL STATEMENTS AND BOOKS AND RECORDS OF VITALSTREAM.

            (a) VitalStream has delivered to Parent the unaudited consolidated balance sheets of VitalStream and its Subsidiaries and the related consolidated statements of operations, shareholders' equity and cash flows as of and for the fiscal years ended December 31, 2001 and 2000 (the "Unaudited VitalStream Financial Statements"). Except as set forth in Part 3.5(a) of the VITALSTREAM DISCLOSURE SCHEDULE, the Unaudited VitalStream Financial Statements have been prepared in conformity with GAAP applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein), and the statements of operations present fairly in all Material respects the results of operations of VitalStream and its Subsidiaries for the respective periods covered and the balance sheets present fairly in all Material respects the consolidated financial position of VitalStream and its Subsidiaries as of their respective dates; provided however that the Unaudited VitalStream Financial Statements are subject to year-end adjustments which will not be Material and lack footnotes and other presentation items. The Unaudited VitalStream Financial Statements set forth complete and accurate accrued liabilities for all bonuses to all VitalStream employees as of their respective dates. As of the dates of the

Unaudited VitalStream Financial Statements, there were no contingent liabilities of VitalStream or its Subsidiaries which, in accordance with GAAP applied on a consistent basis, should have been shown or reflected in such balance sheets or the notes thereto, but which are not so shown or reflected, except as disclosed in Part 3.5(a) of the VITALSTREAM DISCLOSURE SCHEDULE.

            (b)   [intentionally left blank]

            (c) Except as set forth in Part 3.5(c) of the VITALSTREAM DISCLOSURE SCHEDULE, the books of account, minute books, stock record books, and other records of VitalStream and its Subsidiaries are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. Except as set forth in
Part 3.5(c) of the VITALSTREAM DISCLOSURE SCHEDULE, the minute books of VitalStream and its Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the Boards of Directors, and committees of the Board of Directors of VitalStream and its Subsidiaries, and no meeting of any such shareholders, Board of Directors, or committee has been held which minutes have not been prepared and are not contained in such minute books.

      3.6 NO CONSENTS. There are no consents, approvals or authorizations of or designations, declarations or filings with any Governmental Entities or any other person on the part of VitalStream or the Subsidiaries required under Law or any Material Contract for the validity of the execution and delivery by VitalStream of this Agreement or the performance and compliance by it of and with the terms and conditions of this Agreement to be performed and complied with by it or the consummation of the transactions contemplated hereby, other than as set forth in Part 3.6 of the VITALSTREAM DISCLOSURE SCHEDULE, the approval of the shareholders of VitalStream as provided in Section 4.2 hereof, the making of any necessary filings under applicable federal or state securities Laws and the filing of the Certificate of Merger with the Delaware Secretary of State.

      3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2001, VitalStream and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course, and there has been no Material Adverse Effect, except as disclosed in Part 3.7(a) of the VITALSTREAM DISCLOSURE SCHEDULE. Except as set forth in Part 3.7(a) of the VITALSTREAM DISCLOSURE SCHEDULE, there has not been since December 31, 2001, any (i) transaction entered into by VitalStream or the Subsidiaries not in the ordinary course of business, which is Material; (ii) sale or subjection to any Lien of any of the assets or properties of VitalStream or its Subsidiaries (including the factoring or selling of accounts receivable), except in the ordinary course of business; (iii) Material deviation from historical accounting and other practices in connection with the maintenance of VitalStream or the Subsidiaries' books and records; (iv) physical damage, casualty, destruction or loss to property or assets of VitalStream or any Subsidiary, whether or not covered by insurance, which has had or can reasonably be expected to have a Material Adverse Effect; (v) declaration, setting aside or payment of any dividend or other distribution on or with respect to the shares of capital stock of VitalStream or any Subsidiary, or any direct or indirect redemption, purchase or other acquisition of any of such shares or any split, combination or reclassification of shares of capital stock declared or made by VitalStream; (vi) increase in, prepayment or delay of, or any other Material change in, any payroll or payroll tax payment practices with respect to the compensation (including benefits) payable or to become payable by VitalStream or the Subsidiaries to any of its directors, officers, employees or agents, or the making of any bonus payment or similar arrangement to or with any of them; (vii) cancellation of indebtedness due to VitalStream or the Subsidiaries from others except for the write-off of accounts receivable in the ordinary course of business consistent with past practice; (viii) Material obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred, or any Material transaction, contract or commitment entered into, by VitalStream or the Subsidiaries, other than such items created or incurred in the ordinary course of business and consistent with past practices; (ix) Material change in the manner in which VitalStream or the Subsidiaries collects accounts receivable, extends discounts or credits to customers or distributors or otherwise deals with customers or distributors; (x) waiver or release of any Material rights of VitalStream or the Subsidiaries, except in the ordinary course of business and for fair value, or any lapse or other loss of a Material right of VitalStream or the Subsidiaries to use its assets or conduct its businesses; (xi) transfer of a Material portion of the assets of VitalStream or the Subsidiaries, except in the ordinary course of business and for fair value, or scrapping of a Material portion of the assets of VitalStream or the Subsidiaries, as obsolete; (xii) commitments for any capital expenditures of VitalStream or its Subsidiaries in excess of $25,000; (xiii) change in accounting policies by VitalStream or its Subsidiaries, including, without limitation, any change in accounting practices concerning slow selling inventory; (xiv) Material change in VitalStream's or its Subsidiaries' policies with respect to the payment of commission arrangements, distributor incentives, accounts payable or other current liabilities and the collection of accounts receivable, including, without limitation, any acceleration or deferral of the payment or collection thereof, as applicable (including, without limitation, any payment advances); (xv) Material changes in the payment terms (including, without limitation, any advances) between VitalStream or any of its Subsidiaries and any of its vendors; (xvi) Material change in any marketing or advertising plans of VitalStream or its Subsidiaries; (xvii) price discounts on VitalStream's or its Subsidiaries' products outside the ordinary course of business; (xviii) issuance, or authorization of the issuance of or sale of any additional shares of, or issuance, reissuance or grant any option, warrant, call, commitment, subscription, stock appreciation right, right to purchase or agreement of any character to acquire any shares of, its capital stock; (xix) acquisition (by merger, consolidation, or acquisition of stock or assets) of any corporation, corporate or other business organization or division or substantial part thereof; (xx) any commitment or agreement to do any of the foregoing.

      3.8   TAXES AND TAX RETURNS.

            (a) RETURNS. VitalStream has filed on a timely basis all federal, state, foreign, and other returns, reports, forms, declarations, and information returns required to be filed by it with respect to Taxes that relate to the business, results of operations, financial condition, properties, or assets of VitalStream and any of its Subsidiaries (collectively, the "VitalStream Returns") and has paid on a timely basis all Taxes shown to be due on the VitalStream Returns or otherwise due at anytime prior to the Agreement Date. VitalStream is not part of an affiliated group of corporations that files or has the privilege of filing consolidated tax returns pursuant to Section 1501 of the Code or any similar provisions of state, local, or foreign law, and VitalStream is not a party to any tax-sharing or tax-allocation agreement. No extensions of time have been requested for VitalStream Returns that have not been filed; however, VitalStream will file for an extension of the time for filing of its state and federal income taxes for the 2001 calendar year. No VitalStream Entity has received any notice of audit and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes for any period. All VitalStream Returns filed are complete and accurate in all Material respects. VitalStream has provided Parent with complete and accurate copies of the VitalStream Returns for the fiscal year ended December 31, 2000.

            (b) TAXES PAID OR RESERVED. The reserves for taxes reflected in the Unaudited VitalStream Financial Statements for the year ended December 31, 2001 are adequate for payment of unpaid Taxes in respect of periods ending on or before December 31, 2001. All reserves for Taxes reflected in the Unaudited VitalStream Financial Statements have been determined in accordance with generally accepted accounting principles consistently applied throughout the periods involved and with prior periods. All Taxes that VitalStream or any Subsidiary thereof has been required to collect or withhold have been collected or withheld and, to the extent required, have been paid to the proper taxing authority except where the failure to do so would not have a Material Adverse Effect. Neither VitalStream nor any of its Subsidiaries have elected to be treated as a consenting corporation pursuant to Part 341(f) of the Code.

            (c) EMPLOYEE WITHHOLDINGS. All monies required to be withheld by VitalStream or any of its Subsidiaries from employees, creditors, stockholders or other third parties for Taxes have been withheld or collected and paid, when due, to the appropriate governmental authority, or if such payment is not yet due, an adequate reserve has been established and each of VitalStream and its Subsidiaries has otherwise complied in all Material respects with applicable laws, rules, and regulations relating to Tax withholding and remittance.

            (d) PARACHUTE PAYMENTS. Neither VitalStream nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it, Parent or Merger Sub, to make any payment that would constitute a "parachute payment" under Section 280G of the Code.

      3.9   EMPLOYEES AND LABOR RELATIONS MATTERS.

            (a) Except as set forth on Part 3.9 of the VITALSTREAM DISCLOSURE SCHEDULE,

                  (i) To the Knowledge of VitalStream and its Subsidiaries, no VitalStream or Subsidiary Material employee or executive has any plans to terminate employment with VitalStream;

                  (ii) VitalStream and its Subsidiaries have complied in all respects with all labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other Taxes, except where the failure to comply would not have a Material Adverse Effect;

                  (iii) No questions concerning union representation have been raised or are threatened with respect to employees of VitalStream or any Subsidiary;

                  (iv) No grievance that might have a Material Adverse Effect on VitalStream or any Subsidiary and no arbitration proceeding arising out of or under any collective bargaining agreement are pending and to VitalStream's Knowledge no basis exists for any such grievance or arbitration proceeding;

                  (v) To the Knowledge of VitalStream and its Subsidiaries, no employee of VitalStream or any Subsidiary is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreements with Persons that would be breached by the performance by such employee of services to VitalStream and its Subsidiaries.

            (b) OTHER EMPLOYEE MATTERS. Part 3.9(b) of the VITALSTREAM DISCLOSURE SCHEDULE lists each employee of VitalStream and its Subsidiaries whose annual base rate of cash compensation (excluding bonus and commission) as of the date of this Agreement is in excess of $50,000. Except as set forth in
Part 3.9(b) of the VITALSTREAM DISCLOSURE SCHEDULE: (i) as of the date of this Agreement, no officer, consultant, director, employee of VitalStream or its Subsidiaries has obtained any binding and effective commitment of VitalStream or its Subsidiaries to pay to him or her in respect of any future year aggregate remuneration in excess of $50,000 per annum, (ii) neither VitalStream nor any Subsidiary is obligated to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), (iii) no officer of VitalStream or any Subsidiary or director of VitalStream or any Subsidiary is eligible to receive a Change in Control Benefit; (iv) except for agreements that are terminable by VitalStream at will and under which VitalStream will have no severance, payment or other obligations following or as a result of such termination, neither VitalStream nor its Subsidiaries is a party to any oral or written management, employment, deferred compensation, severance, bonus or other contract for personal services with any officer, director or employee any consulting contract with any consultant who prior to becoming a consultant was a director or officer of VitalStream or its Subsidiaries, or any plan, agreement, arrangement or understanding similar to any of the foregoing, (v) neither VitalStream nor its Subsidiaries is a party to any agreement to loan any amount to or guarantee a loan of any amount to any employee, and (vi) neither VitalStream nor its Subsidiaries has been or is a party to any Plan, contract or arrangement (other than as set forth in VitalStream's Organizational Documents and other than directors' and officers' insurance identified in Part 3.16 of THE VITALSTREAM DISCLOSURE SCHEDULE) providing for any indemnification of any officer, director or employee of VitalStream or its Subsidiaries, (vii) neither VitalStream nor its Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment, (viii) there is no unfair labor practice or other complaint against VitalStream or its Subsidiaries pending or, to the Knowledge of VitalStream, threatened, before the National Labor Relations Board, or any complaint before the Equal Employment Opportunity Commission, or any state, local or foreign agency similar to either thereof, (ix) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the Knowledge of VitalStream, threatened against or involving VitalStream or its Subsidiaries; and (x) there is no legal, administrative, arbitration or other proceeding, claim, suit, grievance, action or governmental investigation of any nature pending or, to the Knowledge of VitalStream, threatened in respect of which any director, officer, employee or agent of VitalStream or its Subsidiaries is or may be entitled to claim indemnification from VitalStream or its Subsidiaries pursuant to their respective Organizational Documents.

      3.10 EMPLOYEE BENEFITS. Part 3.10 of the VITALSTREAM DISCLOSURE SCHEDULE lists each VitalStream Benefit Plan. Complete and accurate copies of each VitalStream Benefit Plan have been provided to Parent. The VitalStream ERISA Plans are listed separately as VitalStream ERISA Plans on Part 3.10 of the VITALSTREAM DISCLOSURE SCHEDULE The VitalStream ERISA Plans and all other VitalStream Benefit Plans comply in all Material respects with the applicable requirements of ERISA and any other applicable laws and regulations. With respect to VitalStream ERISA Plans intended to qualify under Section 401(a) of the Code, VitalStream has received from the Internal Revenue Service a favorable determination for each of the VitalStream ERISA Plans and their related trusts that each of the VitalStream ERISA Plans is qualified and the related trust is tax-exempt under Section 501(a) of the Code. There has been no event subsequent to that determination that has adversely affected the tax qualified status of the VitalStream ERISA Plans or the exemption of the related trusts other than changes in the Code that are not effective as of the Effective Date. No "accumulated funding deficiency" as defined in Part 302(a)(2) of ERISA or
Section 412(a) of the Code exists, or has existed, with respect to any of the VitalStream ERISA Plans. The present value of all accrued benefits under each of the funded VitalStream ERISA Plans does not exceed the value of such ERISA Plan's assets, less all liabilities other than those attributable to accrued benefits. None of VitalStream, its Subsidiaries nor a controlled group of corporations of which VitalStream and/or its Subsidiaries is a member have any "potential withdrawal liability," as defined in Section 4201 of ERISA. None of the VitalStream ERISA Plans, its related trusts or any trustee, investment manager or administrator thereof has engaged in a nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code. To the Knowledge of VitalStream, there are not and have not been any excess deferrals or excess contributions under any VitalStream ERISA Plan that have not been corrected. Each VitalStream ERISA Plan is and has been operated and administered in all Material respects in conformance with the requirements of all applicable laws and regulations, whether or not the VitalStream ERISA Plan documents have been amended to reflect such requirements. Except as set forth in Part 3.10 of the PARENT DISCLOSURE SCHEDULE, neither VitalStream nor any Subsidiary has any obligation of any kind (whether under the terms of the VitalStream ERISA Plans, VitalStream Benefit Plans or under any understanding with employees) to make payments under, or to pay contributions to, any plan, agreement, or other arrangement for deferred compensation of employees, whether or not tax qualified, including, without limitation, a single employer tax qualified plan, a tax qualified plan of a controlled group of corporations, a multi-employer pension plan, a nonqualified deferred compensation plan, an individual employment or compensation agreement, or a commitment to provide medical benefits to retirees.

      3.11 BROKER'S FEES. Except for Brookstreet Securities Corporation ("BSC") and Gary Madrid, to whom fees will be owed at or after Closing in accordance with the terms of that certain Consulting and Finders Agreement set forth as
Exhibit I to this Agreement, neither VitalStream nor its Subsidiaries nor any of their respective officers or directors has employed any broker, finder or investment banker or incurred any liability for any broker's fees, financial advisory fees, investment banker's or finder's fees in connection with any of the transactions contemplated by this Agreement.

      3.12 LITIGATION. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental agency or authority or arbitration tribunal by which VitalStream or its Subsidiaries are bound, or to which any of their respective assets, properties, securities or businesses are subject. Except as set forth in Part 3.12 of the VITALSTREAM DISCLOSURE SCHEDULE, there are no actions, suits, claims, legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of VitalStream, threatened against VitalStream or its Subsidiaries or any of their respective assets or properties.

      3.13 AUTHORIZATIONS; COMPLIANCE WITH LAWS. VitalStream and its Subsidiaries hold all authorizations, permits, licenses, variances, exemptions, orders and approvals required by Governmental Entities for the lawful conduct of their business taken as a whole, to own or hold under lease the properties and assets they own or hold under lease and to perform all of their obligations under the agreements to which they are a party (the "VitalStream Permits"). To VitalStream's Knowledge, none of the VitalStream Permits contains any Material term, provision, condition or limitation Materially more adverse than those generally applicable to entities engaged in the same businesses as VitalStream and its Subsidiaries. VitalStream and its Subsidiaries are in compliance with the terms of the VitalStream Permits except where the failure to be in such compliance will not have a Material Adverse Effect. VitalStream and its Subsidiaries are or have been in compliance with all applicable Laws to which their respective businesses and their employment of labor or their use or occupancy of properties or any part thereof are subject except where the failure to be in such compliance will not have a Material Adverse Effect. Neither VitalStream nor any Subsidiaries is in violation of or default under any Law of any Governmental Entity, except for any such violation or default which will not have a Material Adverse Effect. To VitalStream's Knowledge, except as set forth in Part 3.13 of the VITALSTREAM DISCLOSURE SCHEDULE, as of the Agreement Date, no investigation or reviews by any Governmental Entity with respect to VitalStream or its Subsidiaries is pending nor has any Governmental Entity notified VitalStream of an intention to conduct the same nor do any facts exist which may give rise to such an investigation or review.

      3.14  ENVIRONMENTAL MATTERS.

            (a) VitalStream possesses all Material governmental and other licenses it is required to carry under any Environmental Law for its business as now conducted. No Material violation exists in respect of, and no proceeding is pending or threatened to revoke or limit, any such license. VitalStream is operating its business in Material compliance with all Environmental Laws. No incident regarding environmental matters has occurred in connection with the business of VitalStream or any Subsidiary that was required to be reported to a Governmental Entity under any Environmental Law that was not so reported. No real property currently or previously owned, leased, or occupied by VitalStream or any Subsidiary has, during VitalStream's ownership or occupation, been used as a hazardous waste treatment, storage, or disposal facility within the meaning of Subtitle C of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ. ("RCRA"), or any comparable state Environmental Law. To VitalStream's Knowledge, no real property currently or previously owned, leased, or occupied by VitalStream or any Subsidiary was, prior to VitalStream's ownership or occupation, used as a hazardous waste treatment, storage, or disposal facility within the meaning of Subtitle C of the RCRA or any comparable state Environmental Law. No real property currently owned, leased, or occupied by VitalStream or any Subsidiary and to VitalStream's Knowledge no real property previously owned, leased, or occupied by VitalStream or any Subsidiary is listed on the National Priority List or the Comprehensive Environmental Response, Compensation and Liability Information System list compiled by the Environmental Protection Agency or any comparable listing compiled by any state or local Governmental Entity having jurisdiction over environmental matters.

            (b) VitalStream has not received notice from any Governmental Entity or other Person that it has been named as a responsible or potentially responsible party with respect to any site listed on the lists described in paragraph (a) above or that it otherwise is potentially liable for Contamination under any Environmental Law.

            (c) No portion of any property currently owned, leased, or occupied by VitalStream or any Subsidiary is Contaminated. Except as would not have a Material Adverse Effect, with respect to property previously owned, leased, or occupied by VitalStream or any Subsidiary, no Contamination occurred during VitalStream's or any Subsidiary's ownership, lease, or occupancy.

      3.15 ABSENCE OF DEFAULTS. Neither VitalStream nor its Subsidiaries is in default under or in violation of any provision of its respective Organizational Documents or any Material Contract except where such default or violation will not have a Material Adverse Effect. To the Knowledge of VitalStream, no event has occurred which, with notice, lapse of time and/or action by a third party, would constitute or result in such a default or violation.

      3.16  CONTRACTS; INSURANCE.

            (a) Part 3.16(a) of the VITALSTREAM DISCLOSURE SCHEDULE lists all Material Contracts of VitalStream and its Subsidiaries as of the date of this Agreement. True copies of such Material Contracts, including all amendments and supplements thereto, have been delivered to Parent. Except as set forth in Part 3.16(a) of the VITALSTREAM DISCLOSURE SCHEDULE, VitalStream and the Subsidiaries have duly performed all of their respective obligations under each of the Material Contracts to the extent that such obligations to perform have accrued, and no breach or default thereunder by VitalStream or the Subsidiaries or, to the Knowledge of VitalStream, any other party thereto has occurred, except where such breach or default will not have a Material Adverse Effect.

            (b) Part 3.16(b) of the VITALSTREAM DISCLOSURE SCHEDULE lists the insurance policies now in effect with respect to the owned and leased real properties, businesses, employees and directors of VitalStream and its Subsidiaries and with respect to any Benefit Plan or a fiduciary thereof and the amounts and types of casualties and contingencies insured against thereunder.

      3.17 TITLE. VitalStream and the Subsidiaries have marketable title to all of the assets reflected as owned by any of them in the balance sheet included in the Unaudited VitalStream Financial Statements for the year ended December 31, 2001 and, in the case of real property, freely transferable and insurable title in fee simple, and in all cases free and clear of any liens or other encumbrances, except for Permitted Encumbrances and except as otherwise disclosed in Part 3.17 of the VITALSTREAM DISCLOSURE SCHEDULE and except for those assets disposed of in the ordinary course of business of VitalStream or the Subsidiaries since such date. Except as set forth in Part 3.17 of the VITALSTREAM DISCLOSURE SCHEDULE, each lease, sublease, installment purchase or similar arrangement for the use or occupancy of real property of VitalStream or the Subsidiaries is valid and enforceable in all Material respects by VitalStream or its Subsidiaries in accordance with its terms. As of the Agreement Date, the real properties, structures, buildings, Material equipment, and Material tangible personal property owned, operated or leased by VitalStream or its Subsidiaries are (y) to the Knowledge of VitalStream, in good operating order and condition, except for depletion, depreciation and ordinary wear and tear and (z) suitable for their present uses. As of the Agreement Date, there are no Laws, conditions of record or other impediments that Materially interfere with the intended uses by VitalStream or its Subsidiaries of the real property or tangible personal property owned or leased by it. As of the Agreement Date there is no pending or, to VitalStream's Knowledge, threatened exercise of any powers of condemnation or eminent domain by any Governmental Entity having authority over any real properties owned or occupied by VitalStream or its Subsidiaries.

      3.18 INTELLECTUAL PROPERTY RIGHTS. Part 3.18(a) of the VITALSTREAM DISCLOSURE SCHEDULE sets forth all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, copyrights, and copyright rights, whether or not registered, and all pending applications for and registrations of any of the foregoing owned by VitalStream or any Subsidiaries ("Proprietary Intellectual Property") identified by country in which they have been filed or registered with applicable serial or registration numbers. All patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, copyrights, copyright rights and all pending applications for and registrations of any of the foregoing used by VitalStream or any Subsidiaries in its business but owned by a Person other than VitalStream or a Subsidiary ("Licensed Intellectual Property") are used pursuant to, and consistent with the terms of, a valid license or other agreement. Neither VitalStream nor the Subsidiaries is in default, nor with the giving of notice or lapse of time or both would be in default, under any license or other contractual right to use any Licensed Intellectual Property. VitalStream or the Subsidiaries have, and will continue to have after the Merger, exclusive ownership of and the exclusive right to license to others all of the Proprietary Intellectual Property. The Proprietary Intellectual Property, the Licensed Intellectual Property and any know-how, trade secrets, and other proprietary rights owned by VitalStream and its Subsidiaries (the "VitalStream Intellectual Property") constitute all intellectual property rights necessary for the conduct of the business if VitalStream and its Subsidiaries. Neither the use by VitalStream and its Subsidiaries, nor the licensing by VitalStream to third parties, of the Proprietary Intellectual Property violates or infringes the rights of any other person. The consummation of the Merger will not violate or infringe the rights of any other person, or breach any obligation of VitalStream with respect to the VitalStream Intellectual Property. To the Knowledge of VitalStream, no other person is infringing the right of VitalStream or its Subsidiaries in any VitalStream Intellectual Property.

      3.19 BOARD ACTION. The Board of Directors of VitalStream has (i) determined that the Merger and the transactions contemplated by this Agreement are fair to and in the best interests of VitalStream and the shareholders of VitalStream and (ii) approved the Merger, this Agreement and the other transactions contemplated hereby.

      3.20 TRANSACTIONS WITH AFFILIATES. Except as set forth in Part 3.20 of the VITALSTREAM DISCLOSURE SCHEDULE, no Officer or Director of VitalStream or any of its Subsidiaries (and, to the Knowledge of VitalStream, any Shareholder), or any immediate family member of any person with such Shareholder, Officer or Director, or any entity in which any such person owns any beneficial interests (other than a publicly-held corporation whose stock is traded on a National Securities Exchange or in the over-the-counter market in less than 1% of the stock of which is owned by any of such persons), has any interest in (i) any contract, arrangement or understanding with, or relating to, the business or operations of VitalStream or any Subsidiary, (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness with VitalStream or any Subsidiary, (ii) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used in, the business or operations of VitalStream or any of the Subsidiaries, or (iv) any business or entity that competes with VitalStream or any of its Subsidiaries.

      3.21 ACCOUNTS RECEIVABLE. All of the receivables (the "Accounts Receivable") of VitalStream and its Subsidiaries including accounts receivable, loans receivable and advances of VitalStream and its Subsidiaries which are reflected in the balance sheet included in the Unaudited VitalStream Financial Statements for the year ended December 31, 2001, and all such Accounts Receivable which have arisen since December 31, 2001, have arisen only from bona fide transactions in the ordinary course of business. Part 3.21 of the VITALSTREAM DISCLOSURE SCHEDULE hereto accurately lists as of January 30, 2002, all Accounts Receivable in excess of U.S. $3,000, the amount owing and the aging of such Account Receivable, the name and last known address for the party from whom such Account Receivable is owing, and any security in favor of VitalStream or any Subsidiary for the payment of such Account Receivable which VitalStream or any Subsidiary purports to have. The reserves shown on the balance sheet included in the Unaudited VitalStream Financial Statements for the year ended December 31, 2001 with respect to the Accounts Receivable have been established in accordance with GAAP and in a manner consistent with the prior practice of VitalStream. The Accounts Receivable which have arisen since December 31, 2001 do not represent a Material adverse change in the composition of the Accounts Receivable in terms of aging. There is no contest, claim, or asserted right of set-off in any agreement with any maker of an Accounts Receivable in excess of $3,000 relating to the amount or validity of such Accounts Receivable.

      3.22 CERTAIN PAYMENTS. Neither VitalStream, its Subsidiaries, nor any director, officer, agent or employee of VitalStream or its Subsidiaries has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influenced payment, kick-back, or other payment to any person, private or public, regardless of form, whether in money, property, or services in violation of the U.S. Foreign Corrupt Practice Act, assuming that such Act were applicable to VitalStream and its Subsidiaries.

      3.23 ADEQUACY OF ASSETS. VitalStream or the Subsidiaries owns or has right to use pursuant to a valid enforceable lease, license or similar contractual arrangement, all of the Material assets (whether tangible or intangible) that are used or required for use in the operation of its business as currently conducted.

      3.24 CUSTOMERS AND SUPPLIERS. Between December 31, 2001 and the Agreement Date, there has been no termination, cancellation or curtailment of the business relationship of VitalStream with (i) any customer (other than distributors and retail consumers) or supplier or group of affiliated customers or suppliers or
(ii) any joint venture or alliance partners, and VitalStream has not received written notice of any such termination, cancellation or curtailment, in either case of (i) or (ii) that would have a Material Adverse Effect.

      3.25 FUNDED DEBT. Except as set forth on Part 3.25 of the VITALSTREAM DISCLOSURE SCHEDULE, neither VitalStream or any of its Subsidiaries has any Capitalized Lease Obligations or any Funded Debt.

      3.26 DISCLOSURE. No representation or warranty of VitalStream in this Agreement, and no statement set forth in the VITALSTREAM DISCLOSURE SCHEDULE, contains any untrue statement of Material fact or omits to state a Material fact required to be stated herein or therein necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

IV.   CONDUCT OF BUSINESS PENDING THE MERGER; OTHER AGREEMENTS

      4.1   CONDUCT OF BUSINESS PENDING THE MERGER.

            (a) VitalStream covenants and agrees that from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, unless Parent otherwise agrees in writing or as otherwise contemplated by this Agreement, VitalStream will cause its and the Subsidiaries' respective businesses to be conducted only in the ordinary and usual course of business. Without limiting the generality of the foregoing, VitalStream covenants and agrees that from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, except as expressly consented to by Parent in writing in advance:

                  (i) VitalStream will use its best efforts to (i) preserve intact the business, organization and distribution arrangements of VitalStream and its Subsidiaries; (ii) keep available to itself and Parent the present services of the officers and Material employees of VitalStream and its Subsidiaries; (iii) preserve to itself and Parent the goodwill of the customers and distributors of VitalStream and its Subsidiaries and others with whom business relationships exist; and (iv) maintain and cause VitalStream's Subsidiaries to maintain in full force and effect at the same levels of coverage all the currently existing insurance.

                  (ii) VitalStream shall not take any action, or fail to take any action, if such action or inaction would have required disclosure on Part
3.7 of the VITALSTREAM DISCLOSURE SCHEDULE had such action taken place between December 31, 2001 and the Agreement Date; provided, however, that nothing herein shall prohibit VitalStream from borrowing money from its officers and/or directors upon terms approved in good faith by the Board of Directors of

VitalStream.

            (b) Parent covenants and agrees that from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, unless VitalStream otherwise agrees in writing or as otherwise contemplated by this Agreement, Parent will cause its business to be conducted only in the ordinary and usual course of business. Without limiting the generality of the foregoing, Parent covenants and agrees that from the date of this Agreement to the earlier of the Effective Time or the termination of this
Agreement:

                  (i) Parent will use its best efforts maintain in full force and effect at the same levels of coverage all the currently existing insurance.

                  (ii) Parent shall not take any action, or fail to take any action, if such action or inaction would have required disclosure on Part 2.14 of the PARENT DISCLOSURE SCHEDULE had such action taken place between December 31, 2001 and the Agreement Date.

      4.2   PREPARATION OF DISCLOSURE MATERIALS; SHAREHOLDER CONSENTS AND
MEETINGS.

            (a) PREPARATION OF PROXY STATEMENT/PRIVATE PLACEMENT MEMORANDUM. Promptly upon execution of this Agreement, the parties shall jointly and immediately commence the preparation of a Proxy Statement/Private Placement Memorandum (the "Memorandum") pursuant to which VitalStream shall solicit the approval of its Shareholders to the transactions contemplated by this Agreement as provided below and Parent shall offer to the Shareholders of VitalStream the Parent Common Shares to be issued to VitalStream's Shareholders pursuant to the transactions contemplated by this Agreement. VitalStream and Parent each undertake to the other that all information provided for inclusion in the Memorandum by VitalStream on the one hand and Parent on the other hand will not contain any untrue statement of Material fact or omit to state a Material fact required to be stated herein or therein necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The parties shall jointly seek to ensure that the Memorandum complies with all requirements of applicable state and federal securities Laws with respect to the solicitations of approvals by the VitalStream Shareholders of the transactions contemplated herein and the offer and issuance of the Parent Common Shares to the VitalStream Shareholders pursuant to the transactions contemplated by this Agreement. The parties shall also each make all filings required by applicable state and federal securities Laws with respect to the solicitations of approvals by the VitalStream Shareholders of the transactions contemplated herein and the offer and issuance of the Parent Common Shares to the VitalStream Shareholders pursuant to the transactions contemplated by this Agreement.

            (b) CONVERSION OF PREFERRED STOCK. The Memorandum shall solicit by form of written consent (the "Consent") the consent of the holders of a majority of the VitalStream Series A Shares, the VitalStream Series B Shares and the VitalStream Series C Shares, in each case as a class, to convert, in accordance with the Organizational Documents of VitalStream establishing the rights, preferences and privileges of the VitalStream Series A Shares, the VitalStream Series B Shares and the VitalStream Series C Shares, such shares into VitalStream Common Shares effective as of the date occurring ten days after the mailing of the Memorandum to the

VitalStream Shareholders.

            (c) SHAREHOLDERS MEETING - APPROVAL OF MERGER. The Memorandum shall also include notice of a Special Meeting of Shareholders (the "Meeting") of VitalStream with a record date of shareholders set eleven days subsequent to the mailing of the Memorandum to the VitalStream Shareholders to consider and vote upon this Agreement and the Merger and the other transactions contemplated by this Agreement. The Meeting shall be called as of a date and at a place and time mutually agreed upon by VitalStream and Parent, but in no event earlier than 20 days nor later than 30 days subsequent to the record date established as provided above. The Memorandum shall include a solicitation of a proxy (the "Proxies") from each VitalStream Shareholder authorizing a designee of VitalStream to vote such VitalStream Shareholder's shares in favor of the approval of this Agreement and the Merger and the other transactions contemplated by this Agreement.

            (d) CORPORATE ACTIONS. The respective Boards of Directors of VitalStream and Parent shall take all such actions as shall be required by applicable Law to authorize the preparation and dissemination to the VitalStream Shareholders of the Memorandum and the Proxies. Subject to its fiduciary duties under Delaware Law, the VitalStream Board of Directors shall in the Memorandum recommend to the VitalStream Shareholders the approval of this Agreement and the Merger and the other transactions contemplated by this Agreement, and VitalStream shall use its best efforts to obtain VitalStream Shareholder approval of this Agreement and the Merger and the other transactions contemplated by this Agreement.

            (e) SUBSCRIPTION AGREEMENTS. In connection with its efforts to obtain VitalStream Shareholder approval of this Agreement and the Merger and the other transactions contemplated by this Agreement, VitalStream shall send to each VitalStream Shareholder with the Memorandum a Shareholder Questionnaire and Subscription Agreement in a form and substance approved by Parent. VitalStream shall use reasonable efforts to cause all Shareholders to execute and deliver to VitalStream a Shareholder Questionnaire and Subscription Agreement on or before the date of the Meeting. In the event that any VitalStream Shareholder is not an Accredited Investor, VitalStream and Parent shall ensure that such VitalStream Shareholder is (i) capable of evaluating the merits and risks of investing in the Parent Common Shares, or (ii) advised by a Purchaser Representative (as defined in Rule 501(h) promulgated under the Securities Act) in connection with such Shareholder's evaluation of the Merger and the execution of the Shareholder Questionnaire and Subscription Agreement. Parent and VitalStream shall each provide any VitalStream Shareholders with all non-confidential information requested by such VitalStream Shareholder in connection with the solicitation of the Shareholder Questionnaire and Subscription Agreement, the Proxy or the Consent from such VitalStream Shareholder.


      4.3   NO NEGOTIATIONS.

            (a) Prior to termination of this Agreement in accordance with
Section 7.1, neither VitalStream nor its Subsidiaries nor any officer, director, advisor or any other representative thereof shall directly or indirectly, (i) solicit or entertain offers from, negotiate with (whether such negotiations are initiated by them or otherwise), or in any manner encourage, discuss, accept or consider any proposal of any other person relating to a Potential Transaction involving VitalStream, (ii) provide any information with respect to VitalStream or its business or the negotiations with Parent to any person, other than Parent and its Affiliates and their representatives, in connection with a Potential Transaction involving VitalStream or (iii) enter into any contract, agreement or arrangement with any person, other than Parent and its Affiliates and their representatives, concerning or relating to a Potential Transaction involving VitalStream. In the event that VitalStream shall receive or become aware of any proposal of a Potential Transaction involving VitalStream subsequent to the Agreement Date, VitalStream shall promptly inform Parent as to any such matter and the details thereof and shall convey to Parent a copy of any letter, proposal or any document in which any such proposal of a Potential Transaction involving VitalStream is expressed.

            (b)   Prior to termination of this Agreement in accordance with
Section 7.1, neither Parent nor any officer, director, advisor or any other representative thereof shall directly or indirectly, (i) solicit or entertain offers from, negotiate with (whether such negotiations are initiated by them or otherwise), or in any manner encourage, discuss, accept or consider any proposal of any other person relating to a Potential Transaction involving Parent (ii) provide any information with respect to Parent or its business or the negotiations with VitalStream to any person, other than VitalStream its Affiliates and their representatives, in connection with a Potential Transaction involving Parent or (iii) enter into any contract, agreement or arrangement with any person, other than VitalStream and its Affiliates and their representatives, concerning or relating to a Potential Transaction involving Parent. In the event that Parent shall receive or become aware of any proposal of a Potential Transaction involving Parent subsequent to the Agreement Date, Parent shall promptly inform VitalStream as to any such matter and the details thereof and shall convey to VitalStream a copy of any letter, proposal or any document in which any such proposal of a Potential Transaction involving Parent is expressed.

      4.4   ILLEGAL CONDUCT.

            (a) VitalStream shall not take, nor shall it permit its Subsidiaries to take, any action which violates any statute, code, ordinance, rule regulation or judgment, order, writ, arbitrator's award, injunction or decree of any court, governmental agency or body or arbitrator, domestic or foreign, having jurisdiction over its properties.

            (b) Parent shall not take any action which violates any statute, code, ordinance, rule regulation or judgment, order, writ, arbitrator's award, injunction or decree of any court, governmental agency or body or arbitrator, domestic or foreign, having jurisdiction over its properties.

V.    ADDITIONAL AGREEMENTS

      5.1   ACCESS AND INFORMATION.

            (a) VitalStream hereby covenants and agrees as to itself and its Subsidiaries as follows: VitalStream and its Subsidiaries will afford to Parent and Merger Sub and their respective representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its and its Subsidiaries' respective properties and shall use reasonable efforts to make its and its Subsidiaries' respective directors, management, other employees and authorized representatives (including counsel and independent public accountants) available to confer with Parent and Merger Sub and their respective authorized representatives (provided that Parent shall give the President of VitalStream reasonable notice) and, during such period, VitalStream will (i) make available all papers and records of VitalStream relating to the assets, properties, operations, obligations and liabilities of VitalStream and its Subsidiaries, including but not limited to, all books of account (including the general ledger), tax records and returns, minute books of directors', committees' and shareholders' meetings, organizational documents, by-laws, Material Contracts, filings with and communications from any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects as Parent may from time to time reasonably request, and (ii) promptly furnish to Parent all other information concerning its or its Subsidiaries' business, properties and personnel as Parent may reasonably request. Throughout the period prior to the Effective Time, VitalStream will cause one or more of its designated representatives to be available to confer on a regular and frequent basis with representatives of Parent and to report the general status of the ongoing operations of VitalStream and its Subsidiaries.

            (b) Parent hereby covenants and agrees as follows: Parent will afford to VitalStream and its representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its respective properties and shall use reasonable efforts to make its respective directors, management, other employees and authorized representatives (including counsel and independent public accountants) available to confer with VitalStream and its authorized representatives (provided that VitalStream shall give the President of Parent reasonable notice) and, during such period, Parent will (a) make available all papers and records of Parent relating to the assets, properties, operations, obligations and liabilities of Parent, including but not limited to, all books of account (including the general ledger), tax records and returns, minute books of directors', committees' and shareholders' meetings, organizational documents, by-laws, Material Contracts, filings with and communications from any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects as VitalStream may from time to time reasonably request, and (b) promptly furnish to VitalStream all other information concerning its business, properties and personnel as VitalStream may reasonably request. Throughout the period prior to the Effective Time, Parent will cause one or more of its designated representatives to be available to confer on a regular and frequent basis with representatives of VitalStream and to report the general status of the ongoing operations of Parent.


      5.2 REGULATORY APPROVALS. Parent, Merger Sub and VitalStream shall make all other filings and requests for approval with any and all Governmental Entities as may be necessary to permit or give effect to the transactions contemplated by this Agreement.

      5.3 ADDITIONAL AGREEMENTS; FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable on the part of such party, to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable date, including using its best efforts to obtain all required consents, approvals, waivers, exemptions, amendments and authorizations, give all notices, and make or effect all filings, registrations, applications, designations and declarations; and each party shall cooperate fully with the other (including by providing any necessary information) with respect to the foregoing. In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit, or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement. Each party shall give prompt written notice to the other of (a) the occurrence or failure to occur of any event which occurrence or failure would cause any representation or warranty of VitalStream or Parent or Merger Sub as the case may be, contained in this Agreement to be untrue or inaccurate at any time from the Agreement Date to the Effective Time or that will result in the failure to satisfy any of the conditions specified in Article VI and (b) any failure of VitalStream, Parent or the Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Merger Sub and VitalStream will use their respective reasonable efforts to take all such necessary action.

      5.4 PUBLICITY. So long as this Agreement is in effect and except as required by Law, neither VitalStream nor Parent will, prior to the Effective Time, issue, or permit to be issued any press release or other announcement or public disclosure of matters related to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties.

      5.5 PAYMENT OF CERTAIN EXPENSES. Immediately prior, or within three days after, the Effective Time, Parent shall (a) execute and deliver to the officers of Parent a check for all accrued but unpaid salary through the Effective Time (net of any tax withholdings), and (b) execute and deliver to Stoel Rives LLP, counsel for Parent, a check for all legal fees for which an invoice has been received and approved by Parent.

      5.6 SIGNING FEE/LOAN. Simultaneous with the execution of this Agreement, each of Parent and VitalStream shall execute and deliver to the other a Promissory Note in the form attached hereto as Exhibit J (the "Promissory Note") and a Security Agreement in the form attached hereto as Exhibit K (the "Security Agreement"). Each of VitalStream and Parent shall comply with all terms and conditions of the Promissory Note and the Security Agreement, and a breach by either party of its obligations under either the Promissory Note or the Security Agreement shall be a breach by such party of this Agreement.

      5.7 CONSULTING/WARRANT AGREEMENTS. Parent shall, prior to the Closing Date, enter into the following agreements, each to be effective as of the Effective Time:

            (a) A Consulting Agreement, substantially in the form attached hereto as Exhibit D, with Andrew Bebbington, pursuant to which Mr. Bebbington shall provide up to a maximum of 14 hours of consulting services per month from Salt Lake City, Utah in exchange for a monthly consulting fee of $12,000 (such fee to be prorated for any partial month and payable 40% (of the aggregate fee through December 31, 2002) at the Effective Time and $7,200 per month thereafter) through December 31, 2002.

            (b) A Consulting Agreement, substantially in the form attached hereto as Exhibit E, with Steve Strasser, pursuant to which Mr. Strasser shall provide up to a maximum of 14 hours of consulting services per month from Salt Lake City, Utah in exchange for a monthly consulting fee of $8,000 (such fee to be prorated for any partial month and payable 40% (of the aggregate fee through December 31, 2002) at the Effective Time and $4,800 per month thereafter) through December 31, 2002.

            (c) A Stock Option Agreement, substantially in the form attached hereto as Exhibit F, from each of Andrew Bebbington (with respect to options to purchase 625,000 Parent Common Shares), Steve Strasser (with respect to options to purchase 625,000 Parent Common Shares), Mickey Hale (with respect to options to purchase 100,000 Parent Common Shares) and Simon J. Constantine (with respect to options to purchase 100,000 Parent Common Shares).

            (d) A Consulting and Finders Agreement substantially in the form attached hereto as Exhibit H (with attached Registration Rights Agreement), and a Warrant, substantially in the form attached hereto as Exhibit C with respect to 1,000,000 Parent Common Shares, each with Joe Kowal.

            (e) A Warrant substantially in the form attached hereto as Exhibit G, with Gary T. Madrid, which Warrant shall relate to 637,500 Parent Common Shares.

            (f) A Consulting and Finders Agreement substantially in the form attached hereto as Exhibit I (with attached Registration Rights Agreement), with BSC, Gary Madrid and Parent, and Warrant substantially in the form attached hereto as Exhibit G with respect to 212,500 Parent Common Shares with BSC.

      5.8 VITALSTREAM 2001 AUDITED FINANCIAL STATEMENTS. On or before the date the Memorandum is finalized, VitalStream shall deliver to Parent the audited consolidated balance sheets of VitalStream and its Subsidiaries and the related consolidated statements of operations, shareholders' equity and cash flows as of and for the fiscal year ended December 31, 2001 (the "2001 Audited VitalStream Financial Statements"). At the time of delivery of the 2001 Audited VitalStream Financial Statement, the President of VitalStream shall deliver to Parent a certificate (the "Financial Statement Certificate"). In the Financial Statement Certificate, the President of VitalStream shall certify, represent and warrant on behalf of VitalStream as follows:

      This Financial Statement Certificate is incorporated by reference into, and a part of, Article III the Agreement and Plan of Merger dated February 13, 2002, among Sensar Corporation, VitalStream, Inc., and VitalStream Operating Corporation, and capitalized terms used but not defined herein shall have the meaning set forth in such agreement.

      The 2001 Audited VitalStream Financial Statements have been prepared in conformity with GAAP applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein), and the statements of operations including therein present fairly in all Material respects the results of operations of VitalStream and its Subsidiaries for the respective periods covered and the balance sheets included therein present fairly in all Material respects the consolidated financial position of VitalStream and its Subsidiaries as of their respective dates. The 2001 Audited VitalStream Financial Statements set forth complete and accurate accrued liabilities for all bonuses to all VitalStream employees as of their respective dates. As of the dates of the 2001 Audited VitalStream Financial Statements, there were no contingent liabilities of VitalStream or its Subsidiaries which, in accordance with GAAP applied on a consistent basis, should have been shown or reflected in such balance sheets or the notes thereto, but which will not be so shown or reflected.

      5.9 AGREEMENTS AFFECTING CAPITAL STOCK OF VITALSTREAM. Prior to the Effective Time, VitalStream and Parent shall use good faith efforts to cause all agreements that relate to the capital stock of VitalStream and that are described in the VITALSTREAM DISCLOSURE SCHEDULE, including any warrants, options, or registration rights agreements described therein, to be terminated or to be amended so that such agreements relate (in a manner equitably adjusted to reflect the conversion ratios of the Merger) to the Parent Common Shares.

VI.   CONDITIONS

      6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the following conditions, except, to the extent permitted by applicable Law, as such condition may be waived in writing pursuant to Section 7.5 by the joint action of Parent and VitalStream:

            (a) VitalStream shall have obtained all approvals of VitalStream Shareholders necessary to approve the Merger, this Agreement and all the transactions contemplated hereby to the extent required by Delaware Law.

            (b) No preliminary or permanent injunction or other order by any foreign court having appropriate jurisdiction or of any federal or state court preventing consummation of the Merger having been issued and continuing in effect, and the Merger and the other transactions contemplated hereby not being prohibited under any applicable Law;

            (c) No decision of any federal, state or foreign court awarding damages or penalties against any of the parties or Affiliates thereof in connection with the Merger shall have been rendered and no action or proceeding before any such court seeking such damages or penalties or a preliminary or permanent injunction or other order to prevent the consummation of the Merger shall be pending nor shall written notice have been received threatening any such action or proceeding.

            (d) All outstanding VitalStream Series A Shares, VitalStream Series B Shares and VitalStream Series C Shares shall have been converted into VitalStream Common Shares prior to the record date for the Meeting as set forth in Section 4.2 hereof.

      6.2 CONDITIONS TO OBLIGATION OF VITALSTREAM TO EFFECT THE MERGER. The obligation of VitalStream to effect the Merger shall be further subject to the fulfillment at or prior to the Effective Time of the following conditions, except as may be waived by VitalStream in writing pursuant to Section 7.5:

            (a) Parent and Merger Sub shall have performed in all Material respects their agreements and covenants contained in or contemplated by this Agreement required to be performed at or prior to the Effective Time;

            (b) The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the Agreement Date and, except as expressly contemplated or permitted by this Agreement or consented to by VitalStream in writing, the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the Effective Time (with the term "Effective Time" being substituted for "Agreement Date" throughout Article II).

            (c) VitalStream shall have received a certificate ("Parent's Bringdown Certificate") signed by the President of Parent and a certificate signed by the President of Merger Sub dated the date of the Closing, certifying that, except as expressly set forth in the Parent's Bringdown Certificate or an attachment thereto, the conditions set forth in Section 6.2(a) and (b) with respect to the company of which he/she is an executive officer have been satisfied.

            (d) All action required to be taken by, or on the part of, Parent and Merger Sub to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Parent and the Board of Directors and stockholder of Merger Sub, and VitalStream shall have received certified copies of the resolutions evidencing such authorizations;

            (e) The directors of Parent shall have delivered to Parent (with copies to VitalStream) letters of resignation effective as of the Effective Time and duly approved resolutions appointing, effective as of the Effective Time, the following four persons to the board of directors of Parent: Paul Summers, Philip N. Kaplan, Peter S. H. Grubstein and Len Wanger;

            (f) VitalStream shall have received from Stoel Rives LLP, counsel to Parent, an opinion in the form mutually agreed upon by counsel for Parent and counsel for VitalStream, addressed to VitalStream and dated as of the Closing;

            (g) The holders of no more than five percent (5%) of VitalStream Common Shares outstanding at the record date for the Meeting shall have exercised dissenters or appraisal rights under Delaware Law as of the last date upon which a holder of VitalStream Common Shares could assert such rights; provided, however, that this condition shall be deemed satisfied if the holders of more than 95% of VitalStream Common Shares outstanding at the record date for the Meeting shall have voted in favor of the Merger or otherwise waived their right to exercise dissenters or appraisal rights;

            (h) VitalStream shall have received a certificate, dated as of the Closing Date and signed by the Secretary of Parent certifying the truth and correctness of copies of Parent's Organizational Documents (including all amendments thereto), and incumbency.

            (i) Parent shall have presented evidence reasonably acceptable to VitalStream that Parent on the Closing Date has cash or cash equivalents in an amount that exceeds all unpaid accrued expenses and liabilities (including all accrued payroll and accrued expenses relating to the Merger, including without limitation legal and accounting fees and costs) of Parent by at least $1,600,000.

            (j) All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement by Parent shall have been obtained or made. All consents required from third parties in order for Parent to consummate the Merger, including the consents identified on Part
2.3 of the PARENT DISCLOSURE SCHEDULE, shall have been obtained.

      6.3 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the fulfillment at or prior to the Effective Time of the following conditions, except as may be waived by Parent in writing pursuant to
Section 7.5:

            (a) VitalStream shall have performed in all Material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed at or prior to the Effective Time;

            (b) The representations and warranties of VitalStream set forth in this Agreement shall be true and correct as of the Agreement Date and, except as expressly contemplated or permitted by this Agreement or consented to be Parent in writing, the representations and warranties of VitalStream set forth in this Agreement shall be true and correct as of the Effective Time (with the term "Effective Time" being substituted for "Agreement Date" throughout Article III).

            (c) Parent shall have received a certificate ("VitalStream's Bringdown Certificate") signed by the President and Chief Executive Officer and the Chief Financial Officer of VitalStream dated the date of the Closing certifying that, except as expressly set forth in VitalStream's Bringdown Certificate or an attachment thereto, the conditions set forth in Section 6.3(a) and (b) with respect to the company of which he/she is an executive officer have been satisfied.

            (d) All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement by VitalStream shall have been obtained or made. All consents required from third parties in order for VitalStream to consummate the Merger, including the consents identified on Part
3.6 of the VITALSTREAM DISCLOSURE SCHEDULE, shall have been obtained.

            (e) All action required to be taken by or on the part of VitalStream to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and Shareholders of VitalStream, and Parent shall have received certified copies of the resolutions evidencing such authorization;

            (f) Parent shall have received from Hill, Farrer & Burrill LLP, counsel to VitalStream, an opinion in the form mutually agreed upon by counsel for Parent and counsel for VitalStream, addressed to Parent and dated as of the Closing;

            (g) With respect to each Option that will not terminate at the Effective time, Parent shall have received a duly executed Option Exchange Agreement from the holder of such Option.

            (h) Parent shall have received a duly executed counterpart to, and executed, a Shareholder Questionnaire and Subscription Agreement in the form approved by Parent from each of the Shareholders and shall be satisfied, in its reasonable discretion, that all of the Shareholders are, either alone or with a Purchasers Representative, qualified to receive Parent Common Shares in a transaction exempt from the registration requirements of the Securities Act;

            (i) The holders of no more than five percent (5%) of VitalStream Common Shares outstanding at the record date for the Meeting shall have exercised dissenters or appraisal rights under Delaware Law as of the last date upon which a holder of VitalStream Common Shares could assert such rights; provided, however, that this condition shall be deemed satisfied if the holders of more than 95% of VitalStream Common Shares outstanding at the record date for the Meeting shall have voted in favor of the Merger or otherwise waived their right to exercise dissenters or appraisal rights;

            (j) Parent and Merger Sub shall have received a certificate, dated as of the Closing Date and signed by the Secretary of VitalStream certifying the truth and correctness of copies of VitalStream's Organizational Documents (including all amendments thereto), and incumbency;

            (k) VitalStream shall have delivered to Parent the 2001 Audited VitalStream Financial Statements and the Financial Statements Certificate, and the shareholders equity, net assets, net loss and current assets numbers in such 2001 Audited VitalStream Financial Statements shall not differ from the shareholders equity, net assets, net loss and current assets numbers in the Unaudited VitalStream Financial Statements for the year ended December 31, 2001 by more than 5% (excluding the effect, if any, of any changes from the numbers in the Unaudited VitalStream Financial Statements for the year ended December 31, 2001 to the 2001

Audited VitalStream Financial Statements attributable to the goodwill and employment compensation related to option/warrant grants issues described in
Part 3.5(a) of the VITALSTREAM DISCLOSURE SCHEDULE.


VII.  TERMINATION, AMENDMENT AND WAIVER

      7.1   TERMINATION.

            (a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the Shareholders:

                  (i)   By mutual consent of Parent and VitalStream;

                  (ii) By either Parent or VitalStream, if the Merger shall not have been consummated by the earlier of (A) June 30, 2002, or (B) date occurring 90 days after the 2001 VitalStream Audited Financial Statements are delivered to Parent as provided in Section 5.8 hereof; provided, that neither such party shall be entitled to terminate this Agreement pursuant to this Section 7.1(a)(ii) if such party's breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

                  (iii) By the Board of Directors of either VitalStream or Parent if Material default shall be made by the other party in the observance or in the due and timely performance of any of its covenants and agreements herein contained (other than breaches of representation and warranty, which are governed by Section 7.1(b)) and such default is not cured by the defaulting party prior to the earlier of the day prior to the Closing Date or within 14 days after receipt of written notice from the non-defaulting party which indicates the basis for such default.

            (b) In the event either VitalStream's Bringdown Certificate or Parent's Bringdown Certificate discloses or should disclose breaches of its representations and warranties contained herein made by such entity that would reasonably constitute a Material Adverse Effect, the other party may elect to either (i) not close the transactions contemplated herein and terminate this Agreement or (ii) elect to close the transactions contemplated herein. In the event VitalStream's Bringdown Certificate discloses or should disclose breaches of its representations and warranties contained herein that would reasonably constitute a Material Adverse Effect (other than breaches that occur as a result of events occurring after the Agreement Date) and Parent elects to terminate this Agreement, VitalStream shall pay to Parent a fee of $250,000. In the event Parent's Bringdown Certificate discloses or should disclose breaches of its representations and warranties contained herein that would reasonably constitute a Material Adverse Effect (other than breaches that occur as a result of events occurring after the Agreement Date) and VitalStream elects to terminate this Agreement, Parent shall pay to VitalStream a fee of $250,000. Except for the remedies set forth in Section 7.6, which are in addition to any remedy set forth in this Section 7.1(b), the remedies described in this Section 7.1(b) are the exclusive remedy of Parent or VitalStream in the event of a breach of the representations and warranties of VitalStream or Parent contained in this Agreement.

      7.2 EFFECT OF TERMINATION. Subject to Section 7.6 hereof, in the event of termination of this Agreement under Sections 7.1(a)(i) or (ii) hereof, this Agreement shall forthwith become void and neither VitalStream, Parent nor Merger Sub shall have any further liability or obligation hereunder to the other or to any stockholder, director, officer or employee, agent or representative of such other party. In the event of termination of this Agreement under Section 7.1(a)(iii), the terminating party shall have the right to receive from the breaching party a fee of $250,000. Except for the remedies set forth in Section 7.6, which are in addition to any remedy set forth in this Section 7.2, the remedies described in this Section 7.2 are the exclusive remedy of Parent or VitalStream in the event of a breach giving rise to a right of termination under
Section 7.1(a)(iii). Under no condition, shall a party be required to pay a fee under both this Section 7.2 and Section 7.1(b) of this Agreement.

      7.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval hereof by the Shareholders, but after any such approval, no amendment shall be made which reduces the Aggregate Merger Consideration (or any class' or series' portion thereof) without the further approval of the Shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      7.4 EXPENSES. Except as otherwise specifically provided herein, each party hereto shall pay its own fees and expenses incident to preparing for, entering into, and carrying out this Agreement and the transactions contemplated hereby.

      7.5 WAIVER. At any time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) except as prohibited by law, waive compliance with any of the agreements or conditions contained herein the benefit of which such party is or its shareholders are entitled to. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

      7.6   BREAK-UP FEE.

            (a) If (i) VitalStream breaches Section 4.3(a) or Parent terminates this Agreement in accordance with Section 7.1(a)(iii) due to an uncured breach by VitalStream or 7.1(b) due to a breach of representation or warranty by VitalStream (other than breaches that occur as a result of events occurring after the Agreement Date), and (ii) within four (4) months after the date of such breach or termination, as the case may be, either VitalStream or the Shareholders enter into any agreement or a letter of intent relating to the acquisition of a Material portion of the outstanding VitalStream Shares, or VitalStream, its assets, or business, in whole or in Material part, whether directly or indirectly, through purchase, merger, consolidation or otherwise (other than sales of inventory or immaterial portions of VitalStream's assets in the ordinary course) and such transaction is ultimately consummated, then, immediately upon the closing of such transaction, VitalStream will pay, to Parent or, at Parent's option, an Affiliate of Parent, the sum of $1,000,000.

            (b) If (i) Parent breaches Section 4.3(b) or VitalStream terminates this Agreement in accordance with Section 7.1(a)(iii) due to an uncured breach by Parent or Section 7.1(b) due to a breach of representation or warranty by VitalStream (other than breaches that occur as a result of events occurring after the Agreement Date), and (ii) within four (4) months after the date of such breach or termination, as the case may be, either Parent or the shareholders of Parent enter into any agreement or a letter of intent relating to the acquisition of a Material portion of the outstanding Parent Common Shares, Parent, its assets, or business, in whole or in Material part, whether directly or indirectly, through purchase, merger, consolidation or otherwise (other than sales of inventory or immaterial portions of Parent's assets in the ordinary course) and such transaction is ultimately consummated, then, immediately upon the closing of such transaction, Parent will pay, to VitalStream or, at VitalStream's option, an Affiliate of VitalStream, the sum of $1,000,000.

      7.7   CONFIDENTIALITY.

            (a) Except as and to the extent required by Law, prior to Closing, Parent will not disclose or use, and will direct its representatives not to disclose or use to the detriment of the Shareholders or VitalStream, any Confidential Information of VitalStream furnished, or to be furnished, by either Shareholders, VitalStream, or their respective representatives to Parent or its representatives at any time or in any manner other that in connection with this Agreement. In the event this Agreement is terminated, upon the written request of VitalStream, Parent will promptly return to VitalStream or destroy any Confidential Information of VitalStream in its possession and certify in writing to VitalStream that it has done so.

            (b) Except as and to the extent required by Law, prior to Closing, VitalStream will not disclose or use, and will direct its representatives not to disclose or use to the detriment of the shareholders of Parent or Parent, any Confidential Information of Parent furnished, or to be furnished, by Parent or its representatives to VitalStream or its representatives at any time or in any manner other that in connection with this Agreement. In the event this Agreement is terminated, upon the written request of Parent, VitalStream will promptly return to Parent or destroy any Confidential Information of Parent in its possession and certify in writing to Parent that it has done so.

            (c) For purposes of this Agreement, "Confidential Information" means any information about the Person providing such information, or about which such information is provided, identified as "Confidential" and disclosed in connection with this Agreement, unless (a) such information is already known to the receiving party or its representatives or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of the receiving party or its representatives, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the possible acquisition, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

VIII. GENERAL PROVISIONS

      8.1 NOTICES. No notice or other communication shall be deemed given unless sent in any of the manners, and to the attention of the persons, specified in this
Section 8.1. All notices and other communications hereunder shall be in writing and shall be deemed given to any party (a) upon delivery to the address of such party specified below if delivered personally, or by facsimile (if followed promptly by personal, courier or certified or registered mail delivery), (b) one business day after being sent by reputable overnight courier (charges prepaid) or (c) five business days after being sent by registered or certified mail (return receipt requested), in any case to the parties at the following addresses or facsimile numbers (or at such other addresses for a party as will be specified by like notice):

if to Parent or Merger Sub:

Sensar Corporation
136 East South Temple, Suite 2325
Salt Lake City, Utah 84111
Attn:  Andrew Bebbington
Facsimile: (801) 350-0587

with a copy to:

Stoel Rives LLP
201 South Main Street, Suite 180
Salt Lake City, Utah  84111
Attn: Bryan Allen and Guy Kroesche
Facsimile: 801.578.6999

if to VitalStream:

VitalStream, Inc.
One Jenner, Suite 100
Irvine, California 92618
Attention:  Philip Kaplan
Facsimile: (949) 453 8686

with a copy to:

Hill, Farrer & Burrill LLP
One California Plaza
300 South Grand Avenue
37th Floor
Los Angeles, California 90071
Attention:  Michael Di Biase
Facsimile: (213) 624 4840

      8.2 VENUE. EACH OF THE PARTIES SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF NEVADA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO

THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS (I) TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 8.1 ABOVE OR THE GIVING OF NOTICES IN SECTION 8.1 ABOVE. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR IN EQUITY.

      8.3 SPECIFIC PERFORMANCE AND OTHER REMEDIES. The parties hereto acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. The parties agree, therefore, that in the event that any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief. The prevailing party in any such proceeding shall be entitled to reimbursement for all its costs and expenses (including reasonable attorneys' fees) relating to such proceeding from the non-prevailing party.

      8.4 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      8.5 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein and attached as Exhibits hereto) (i) constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to such subject matter (including, without limitation, the Letter of Intent), (ii) is not intended to confer upon any other Person any rights or remedies hereunder, (iii) shall be governed in all respects, including validity, interpretation and effect, by the internal law, not the law of conflicts, of the State of Nevada, except to the extent the corporate law of the State of Delaware applies hereto and (iv) may not be amended, modified or supplemented except by written agreement of the parties hereto. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute but a single agreement

      8.6 ASSIGNMENT. This Agreement (including the documents and instruments referred to herein) may not be assigned by any party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

      8.7 LANGUAGE. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

      8.8 SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

      8.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article II and Article III of this Agreement shall terminate as of the Effective Time; provided, however, the foregoing shall not release any individual from any liability arising under this Agreement or applicable law with respect to the provision or withholding of information such individual knew at the time such information was provided, or at the Effective Time, was untrue, incomplete or misleading or necessary to make information provided not misleading.

IX.   DEFINITIONS.

Capitalized terms used herein shall have the following meanings:

      The term "2001 Audited Parent Financial Statements" is defined in Section 2.7(a).

      The term "2001 Audited VitalStream Financial Statements" is defined in
Section 5.8.

      The term "Accounts Receivable" is defined in Part 3.21.

      The term "Accredited Investor" shall mean an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.

      The term "Aggregate Contingent Merger Consideration" is defined in
Section 1.4(c)(iii).

      The term "Aggregate Initial Merger Consideration" is defined in Section 1.4(c)(ii).

      The term "Aggregate Merger Consideration" is defined in Section 1.4(c)(i). the Aggregate Revenue Target Merger Consideration.

      The term "Aggregate Nex2 Shortfall Merger Consideration" is defined in
Section 1.4(c)(iv).

      The term "Aggregate Options Shortfall Merger Consideration" is defined in Section

1.4(c)(v).

      The term "Aggregate Revenue Target Merger Consideration" is defined in
Section 1.4(c)(vi).

      The term "Affiliate" shall mean any Person that controls, is under common control with, or is controlled by another Person. A Person shall be deemed to control any Person of which it a 20% or more equity owner.

      The term "Agreement" shall have the meaning set forth in the Preamble of this Agreement.

      The term "Agreement Date" shall have them meaning set forth in the Preamble of this Agreement.

      The term "Benefit Plans" shall mean each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, recognition and retention, life, health, accident or other insurance, bonus, deferred or incentive compensation, pension, retirement, severance or separation plan or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of a Person or their respective beneficiaries.

      The term "Capitalized Lease Obligations" shall mean all obligations or liabilities created or arising under any capitalized lease of real or personal property, or conditional sale or other title retention agreement, whether or not the rights and remedies of the lessor, seller or lender thereof are limited to repossession of the property giving rise to such obligations or liabilities.

      The term "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 41 U.S.C. Section 9601 ET SEQ.

      The term "Certificate of Merger" shall mean the Certificate of Merger, substantially in the form of Exhibit B, that is to be filed under Delaware Law to make the Merger effective.

      The term "Change in Control Benefit" means any ERISA or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of VitalStream or any Subsidiary or their respective beneficiaries, or other provisions which would cause an increase in the liability to VitalStream or any Subsidiary or to Parent as a result of the transactions contemplated by this Agreement or any related action thereafter including, but not limited to, termination of employment or directorship.

      The term "Closing" shall mean the closing of the Merger.

      The term "Closing Date" shall mean the calendar day upon which the Effective Time occurs.

      The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

      The term "Common Percentage" is defined in Section 1.4(b).

      The term "Confidential Information" is defined in Section 7.7(c).

      The term "Consent" is defined in Section 4.2(b).

      The term "Contamination" shall mean means the existence (actual or reasonably suspected) in the environment of a Hazardous Substance, if the existence or suspected existence of such Hazardous Substance requires any investigatory, remedial, removal, or other response action under any Environmental Law, if such response action legally could be required by any Governmental Entity.

      The term "Delaware Law" shall mean the Delaware General Corporation Law and, to the extent such provisions are valid and enforceable and do not conflict with the Delaware General Corporation Law, the Sections of the California Corporations Code identified in Section 2115(b) of the California Corporations Code.

      The term "Effective Time" shall mean the date and time on which the Certificate of Merger is filed by the Delaware Secretary of State.

      The term "Environmental Law" shall mean any and all existing Governmental Entities, federal, international, state or local statutes, laws, regulations, ordinances, orders, policies, or decrees and the like, relating to public health or safety, worker health or safety, pollution or protection of human health or the environment, including natural resources, including but not limited to the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ., the Clean Water Act, 33 U.S.C.
Section 1251 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., and CERCLA, RCRA and any similar or implementing state or local law, or any common law, which governs: (a) the existence, clean-up, removal and/or remedy of contamination or threat of contamination on or about real property;
(b) the emission, discharge, Release or threatened release, of Hazardous Substances or contaminants into the environment; (c) the control of Hazardous Substances or contaminants; or (d) the use, generation, or transport, treatment, storage, disposal, removal, recycling, handling, or recovery of Hazardous Materials.

      The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      The term "ERISA Plan" shall mean any employee pension benefit plan (within the meaning of Part 3(2) of ERISA).

      The term "Financial Statement Certificate" is defined in Section 5.8.

      The term "Funded Debt" shall mean any funded debt of any Person or any consolidated subsidiary of such Person and any loans to such Person or any of its consolidated subsidiaries from shareholders, employees, directors or officers of such Persons.

      The term "GAAP" shall mean the United States generally accepted accounting principles.

      The term "Governmental Entities" shall mean, collectively, any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any state, county, city or other political subdivision.

      The term "Hazardous Substance" shall mean any Material or substance: (a) which is now defined as a "hazardous substance", "pollutant", "contaminant", "hazardous Material", "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substance" or any other formulation intended to define, list or classify substances by reason of deleterious property, such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP Toxicity", or "EP Toxicity" or words of similar import or effect, under or pursuant to CERCLA, or other Environmental Law, and existing amendments thereto and regulations promulgated thereunder; (b) containing gasoline, oil, diesel fuel or other petroleum products, or fractions thereof; (c) which is defined as a "hazardous waste" pursuant to RCRA and existing amendments thereto and regulations promulgated thereunder; (d) containing polychlorinated biphenyls; (e) containing asbestos in any form that is or could become friable; (f) which is radioactive;
(g) which is biologically hazardous; (h) the presence of which is regulated by or subject to, or requires investigation or remediation under, any federal, international, state, or local statute, regulation, ordinance, policy or other Environmental Law; (i) which is defined as a "hazardous waste", "hazardous substance", "pollutant" or "contaminant" or other such term used to define a substance having an adverse affect on the environment under Environmental Laws; or (j) any toxic, explosive, dangerous, corrosive or otherwise hazardous substance, Material or waste, which is regulated by any federal, international, state or local governmental authority.

      With respect to any Person, the term "Knowledge" shall mean the actual knowledge of the officers, directors and general managers of such Person or the knowledge such persons would have possessed after reasonable diligent investigation.

      The term "Laws" shall mean, collectively, any domestic (federal, state, or local) or foreign law, statute, ordinance, rule, regulation or judgment decree, order, writ, permit or license of any Governmental Entity.

      The term "Letter of Intent" shall mean the Letter of Intent dated December 12, 2001, between VitalStream and Parent.

      The term "Licensed Intellectual Property" is defined in Section 3.18.

      The term "Liens" shall mean all mortgages, liens, pledges, claims, charges, security interests or other encumbrances.

      With respect to any Person, the term "Material" shall mean material to the business, assets, financial condition, or results of operations or prospects of any of (i) such Person, or (ii) such Person and its consolidated subsidiaries taken as a whole Subsidiaries taken as a whole.

      With respect to any Person, the term "Material Adverse Effect" shall mean a material adverse effect on the business, assets, financial condition, results of operations or prospects of any of (i) Such Person, or (ii)such Person and its consolidated subsidiaries taken as a whole.

      The term "Material Contract(s)" shall mean every agreement or understanding of any kind, written or oral pursuant to which VitalStream or one of its Subsidiaries is bound: (a) with any current or former officer, director, employee, or shareholder, or any partnership, corporation, joint venture, or any other entity in which any such person has an interest and VitalStream has Knowledge of such person's interest; (b) with any labor union or association representing any employee; (c) relating to bonds or other security agreements being provided by any party in connection with the business of VitalStream; (d) for the purchase or other acquisition or the sale or other disposition of assets or properties, in each case other than in the ordinary course of business, or for the grant to any person of any preferential rights to purchase any of such assets or properties; (e) relating to joint ventures with respect to the assets, properties, or business of VitalStream or by or to which it or any of its assets or properties is bound or subject; (f) under which VitalStream agrees to indemnify any party, to share Tax liability of any party; (g) which could reasonably be expected to result in a payment by VitalStream or its Subsidiaries of $10,000 or more in the aggregate per annum; (h) which imposes a noncompetition obligation on VitalStream or any of its Subsidiaries or any similar restriction on the activities of VitalStream or its Subsidiaries; (i) under which VitalStream or any of its Subsidiaries has any obligation to issue or sell any security, equity interest, option, warranty or the like; (j) under which VitalStream or any of its Subsidiaries is obligated to register any security pursuant to a registration rights agreement, shareholders' agreement, non-competition agreement or otherwise, (k) that is an indenture, mortgage, promissory note, loan agreement or other agreement or commitment for the borrowing or lending of money; (l) that is a lease, sublease or other agreement pursuant to which VitalStream or one of its Subsidiaries is a lessee or holder or operates any real or personal property owned by any third party under which lease payments exceed $25,000 per annum; (m) that is a contract or commitment for charitable contributions involving more than $5,000 each or $10,000 in the aggregate; (n) that is a guaranty of the obligations of third parties; (o) under which any Material rights are licensed by or to VitalStream or any of its Subsidiaries (other than standard licensing arrangements in the ordinary course of business).

      The term "Meeting" is defined in Section 4.2(c) of this Agreement.

      The term "Memorandum" is defined in Section 4.2(a) of this Agreement.

      The term "Merger" is defined in the Background Section of this Agreement.

      The term "Merger Sub" is defined in the first page of this Agreement.

      The term "Merger Sub Shares" shall mean the issued and outstanding shares of the Common Stock, $.01, of Merger Sub.

      The term "Net Revenue" shall mean total revenues recognized by Parent and its Subsidiaries on a consolidated basis in the ordinary course of business from the sale of its products and services as reported in its quarterly and annual filings with the United States Securities and Exchange Commission (as adjusted, if necessary, to reflect the method for determining total revenues used in the audited consolidated financial statements included in the Annual Report on Form 10-K of Parent for the fiscal year ended December 31, 2002)

      The term "Option Exchange Agreement" is defined in Section 1.5.

      The term "Option Holder" shall mean the holder of an Option.

      The term "Option" shall mean each outstanding option, warrant or the like, whether written or oral, granted to purchase VitalStream Common Shares or any other equity interest in VitalStream or any of the Subsidiaries.

      The term "Organizational Documents" shall mean the articles or certificate of incorporation, articles or certificate of formation, by-laws, operating agreement, limited liability company agreement or other similar formation and/or governing documents.

      The term "Outstanding Parent Options" shall mean the options to purchase Parent Common Shares disclosed on Part 2.5 of PARENT DISCLOSURE SCHEDULE.

      The term "Parent Benefit Plan" shall mean any Benefit Plan, including, but not limited to, any ERISA Plan, which Parent or any of its Subsidiaries maintains, to which Parent or any of its Subsidiaries contributes, or under which any employee, former employee, director or former director of Parent or any of its Subsidiaries is covered or has benefit rights and pursuant to which any liability of Parent or any of its Subsidiary exists or is reasonably likely to occur.

      The term "Parent ERISA Plan" shall mean any ERISA Plan established, maintained or contributed to by Parent or any of its Subsidiaries, or any ERISA Plan which Parent or any of its Subsidiaries is obligated to maintain, establish or make contributions to.

      The term "Parent Option Plan" shall mean Parent's 2001 Stock Incentive
Plan.

      The term "Parent" is defined in the first page of this Agreement.

      The term "Parent Common Shares" shall mean shares of common stock, $.001 par value, of Parent.

      The term "Parent Disclosure Schedule" shall mean the schedule delivered by Parent to VitalStream simultaneously with the execution and delivery of this Agreement, which Parent Disclosure Schedule is incorporated by reference into this Agreement as if set forth herein.

      The term "Parent Material Contract(s)" shall mean every agreement or understanding of any kind, written or oral pursuant to which Parent or one of its Subsidiaries is bound: (a) with any current or former officer, director, employee, or shareholder, or any partnership, corporation, joint venture, or any other entity in which any such person has an interest and Parent has Knowledge of such person's interest; (b) with any labor union or association representing any employee; (c) relating to bonds or other security agreements being provided by any party in connection with the business of Parent; (d) for the purchase or other acquisition or the sale or other disposition of assets or properties, in each case other than in the ordinary course of business, or for the grant to any person of any preferential rights to purchase any of such assets or properties; (e) relating to joint ventures with respect to the assets, properties, or business of Parent or by or to which it or any of its assets or properties is bound or subject; (f) under which Parent agrees to indemnify any party, to share Tax liability of any party; (g) which could reasonably be expected to result in a payment by Parent or its Subsidiaries of $10,000 or more in the aggregate per annum; (h) which imposes a noncompetition obligation on Parent or any of its Subsidiaries or any similar restriction on the activities of Parent or its Subsidiaries; (i) under which Parent or any of its Subsidiaries has any obligation to issue or sell any security, equity interest, option, warranty or the like; (j) under which Parent or any of its Subsidiaries is obligated to register any security pursuant to a registration rights agreement, shareholders' agreement, non-competition agreement or otherwise; (k) that is an indenture, mortgage, promissory note, loan agreement or other agreement or commitment for the borrowing or lending of money; (l) that is a lease, sublease or other agreement pursuant to which Parent or one of its Subsidiaries is a lessee or holder or operates any real or personal property owned by any third party under which lease payments exceed $25,000 per annum; (m) that is a contract or commitment for charitable contributions involving more than $5,000 each or $10,000 in the aggregate; (n) that is a guaranty of the obligations of third parties; (o) under which any Material rights are licensed by or to Parent or any of its Subsidiaries.

      The term "Parent Returns" is defined in Section 2.10(a) of this Agreement.

      The term "Permitted Encumbrances" shall mean only (a) mechanic's, materialmen's, and similar liens incurred in the ordinary course of business that secure amounts for which VitalStream is not delinquent and which in any event cover a billing period not exceeding ninety (90) days, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings and which taxpayer has paid under protest or for which VitalStream has set aside adequate reserves, (c) purchase money liens and liens securing rental payments under capital or operating lease arrangements incurred in the ordinary course of business that secure amounts for which VitalStream is not delinquent and (d) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto that (i) do not Materially detract from the value of, or impair the use of, such property by VitalStream in the operation of its business and (ii) do not secure the payment of debt or other liability or obligation.

      The term "Person" means any individual, corporation, general partnership, limited partnership, limited liability company, joint venture, trust, cooperative or other association, Governmental Entity, or any other organization.

      With respect to any Person, the term "Potential Transaction" shall mean the acquisition of such Person or any of such Person's assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation or otherwise (other than sales of inventory in the ordinary course).

      The term "Promissory Note" is defined in Section 5.6.

      The term "Proprietary Intellectual Property" is defined in Section 3.18.

      The term "Proxies" is defined in Section 4.2(c) of this Agreement.

      The term "RCRA" is defined in Section 3.14(a).

      The term "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, injecting, escaping, leaching, migrating, dumping or disposing into the indoor or outdoor environment, including without limitation the abandonment or discarding or disposal of barrels, drums, containers, tanks and other receptacles containing or previously containing any Hazardous Substances, and shall include threatened release.

      The term "Sale Transaction" shall mean a consolidation of Parent with, or merger of Parent with or into, another corporation (other than a merger or consolidation in which Parent is the surviving or continuing corporation and in which the holders of 50% of the Parent Common Shares prior to the transaction own, directly or indirectly, 50% of the outstanding capital stock of the surviving or continuing corporation) or any sale, lease or conveyance to another entity of all or substantially all of the business operations or assets of Parent.

      The term "Securities Act" shall mean the Securities Act of 1933, as amended.

      The term "Security Agreement" is defined in Section 5.6.

      The term "Shareholder Approval" shall mean the approval of the Merger, this Agreement (including the plan of merger) and the transactions contemplated hereby by the shareholders of VitalStream in accordance with the Organizational Documents of VitalStream and Delaware Law.

      The term "Shareholder" shall mean the holder of a VitalStream Share as of the Effective Time.

      The term "Shareholders Agreement" shall mean the Stockholders and Registration Rights Agreement, dated as of August 8 or 9, 2000, by and among VitalStream, Inc., Paul Summer, Philip Kaplan and certain holders of the VitalStream Series B Shares.

      The term "Subsidiary" shall mean an entity controlled either directly or indirectly by an entity or in which an entity directly or indirectly owns or controls more than fifteen (15%) of the equity of such entity.

      The term "Surviving Corporation" is defined in Section 1.1.

      The term "Taxes" shall mean (a) all federal, state, county, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, license, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, payroll, stamp, occupation, withholding, employment, unemployment, disability, social security, real property, personal property, transfer import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax and penalties with respect thereto, whether disputed or not and (b) any liability for the payment of any amount of the type described in the immediately preceding clause
(a) as a result of being (i) a "transferee" within the meaning of Section 6901 of the Code (or any other applicable law) of another person, (ii) a member of an affiliated or combined group or (iii) pursuant to a tax sharing, tax allocation, or tax indemnity agreement.

      The term "Unaudited VitalStream Financial Statements" is defined in
Section 3.5(a) of this Agreement.

      The term "VitalStream" is defined on the first page hereof.

      The term "VitalStream Benefit Plan" shall mean any Benefit Plan, including, but not limited to, any ERISA Plan, which VitalStream or any of its Subsidiaries maintains, to which VitalStream or any of its Subsidiaries contributes, or under which any employee, former employee, director or former director of VitalStream or any of its Subsidiaries is covered or has benefit rights and pursuant to which any liability of VitalStream or any of its Subsidiary exists or is reasonably likely to occur.

      The term "VitalStream Common Share" shall mean a share of the Common Stock, par value $.01 per share of VitalStream.

      The term "VITALSTREAM DISCLOSURE SCHEDULE" shall mean the schedule delivered by VitalStream to Parent simultaneously with the execution and delivery of this Agreement, which VITALSTREAM DISCLOSURE SCHEDULE is incorporated by reference into this Agreement as if set forth herein.

      The term "VitalStream ERISA Plan" shall mean any ERISA Plan established, maintained or contributed to by VitalStream or any of its Subsidiaries, or any ERISA Plan which VitalStream or any of its Subsidiaries is obligated to maintain, establish or make contributions to.

      The term "VitalStream Intellectual Property" is defined in Section 3.18.

      The term "VitalStream Option Plan" shall mean the VitalStream, Inc., 2000 Stock Option/Stock Issuance Plan.

      The term "VitalStream Permits" is defined in Section 3.13.

      The term "VitalStream Returns" is defined in Section 3.8.

      The term "VitalStream Series A Share" shall mean a share of the Series A Convertible

Preferred Stock, par value $.01 per share of VitalStream.

      The term "VitalStream Series B Share" shall mean a share of the Series B Convertible Preferred Stock, par value $.01 per share of VitalStream.

      The term "VitalStream Series C Share" shall mean a share of the Series C Convertible Preferred Stock, par value $.01 per share of VitalStream.

      The term "VitalStream Share" shall mean a VitalStream Series A Share, VitalStream Series B Share, VitalStream Series C Share or VitalStream Common Share.

      The term "Voting Agreement" shall mean the Voting Agreement in substantially the form of Exhibit A hereof.


                           [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, Parent, Merger Sub and VitalStream, have caused this Agreement to be signed as of the date first written above by their respective officers or representatives thereunto duly authorized.


SENSAR CORPORATION


By: /s/ Paul Summers
    -------------------------------
Its: President and CEO
    -------------------------------


VITALSTREAM OPERATING CORPORATION


By:  Steven Strasser
    -------------------------------
Its: President
    -------------------------------


VITALSTREAM, INC.


By:  Steven Strasser
    -------------------------------
Its: President
    -------------------------------